UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Zevra Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

 ZEVRA THERAPEUTICS, INC.

1180 Celebration Boulevard, Suite 103
Celebration, FL 34747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of ZEVRA THERAPEUTICS, INC., a Delaware corporation (“Zevra,” the “Company,” “we,” “our” or “us”). The meeting will be held on Monday, May 13, 2024, at 9:00 am EST and will be held virtually on the internet at www.meetnow.global/M2S695X for the following purposes:

1.

To elect Thomas D. Anderson, Neil F. McFarlane, and Alvin Shih, M.D. to the Company’s board of directors as Class III directors to hold office until the 2027 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024;

3.	To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers; and

4.	To approve amendments to the Company’s Amended and Restated 2014 Equity Incentive Plan.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 22, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any continuation, adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive offices.

By Order of the Board of Directors

/s/ R. LaDuane Clifton
R. LaDuane Clifton, MBA, CPA
Chief Financial Officer, Secretary and Treasurer

Celebration, FL

April 3, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MONDAY, MAY 13, 2024

This Proxy Statement and our 10-K for the year ended December 31, 2023, are available at

www.envisionreports.com/ZVRA

Pursuant to the internet proxy rules promulgated by the Securities and Exchange Commission, the Company has elected to provide access to its proxy materials over the internet. Accordingly, stockholders of record at the close of business on March 22, 2024, will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any continuation, adjournment or postponement thereof. The Company expects to mail the Notice of Internet Availability of Proxy Materials on or about April 3, 2024.

You are cordially invited to attend the meeting virtually on the internet. Whether or not you expect to attend the meeting, please vote by returning your proxy card, over the telephone, or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you will still be able to change your vote virtually during the meeting if you attend. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

If you plan to attend the meeting virtually, please follow the registration instructions as outlined in the Proxy Statement accompanying this Notice.

Forward-Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives, and our corporate governance initiatives, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of known and unknown uncertainties, risks and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

i

ZEVRA THERAPEUTICS, INC.

1180 Celebration Boulevard, Suite 103
Celebration, FL 34747

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2024, AT 9:00 A.M. EASTERN TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Zevra Therapeutics, Inc. (sometimes referred to as “us,” “we,” the “Company” or “Zevra”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any continuation, adjournments or postponements of the meeting. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 3, 2024, to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send to our stockholders on the Record Date this proxy statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and a proxy card, along with a copy of the Notice, on or after April 15, 2024.

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on March 22, 2024 (the “Record Date”), or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.meetnow.global/M2S695X. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. You will need a password to enter the Annual Meeting. Your password for the Annual Meeting is included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If you virtually, enter the meeting using your password, you will be considered present for purposes of the Annual Meeting and your shares will be counted toward the Annual Meeting quorum requirement.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time, leaving ample time for the check in process. Please follow the registration instructions as outlined in this proxy statement.

Why are you holding a virtual meeting instead of a physical meeting?

We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with internet access.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date or holders of a valid proxy will be entitled to vote at the Annual Meeting. On the Record Date, there were 41,850,494 shares of the Company’s common stock (the “Common Stock”) outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below or return the proxy card we may mail to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee

If at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting by registering to attend in accordance with the instructions provided below. However, since you are not the stockholder of record, you may not vote your shares virtually at the Annual Meeting unless you request and obtain a valid legal proxy from your broker, bank, or other nominee.

What am I voting on?

There are four matters scheduled for a vote:

●

Election of Thomas D. Anderson, Neil F. McFarlane, and Alvin Shih, M.D. to the Company’s board of directors as Class III directors to hold office until the 2027 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified (Proposal 1);

●

Ratification of the appointment by the audit committee of the Board (the “Audit Committee”) of Ernst & Young LLP (“EY”) as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 (Proposal 2);

●	To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers; and

●	To approve amendments to the Company’s Amended and Restated 2014 Equity Incentive Plan.

How do I register to attend the Annual Meeting virtually on the internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting.

To register to attend the Annual Meeting online, you must submit proof of your proxy power (legal proxy) reflecting your Zevra holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 9, 2024.

You will receive confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed as follows:

If by email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

If by mail:

Mail a copy of your legal proxy to:

Computershare

Zevra Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposals 2, 3, and 4, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy online, or vote by proxy using and mailing a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote online during the Annual Meeting even if you have already voted by proxy.

●	To vote online at the Annual Meeting, register for the Annual Meeting using the instructions above.

●

To vote via telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or proxy card. Your telephone vote must be received by 8:59 a.m. Eastern Time on May 13, 2024, to be counted.

●

To vote online prior to the Annual Meeting, go to http://www.envisionreports.com/ZVRA to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or proxy card. Your internet vote must be received by 8:59 a.m. Eastern Time on May 13, 2024, to be counted.

●

To vote by mail using the proxy card, if you request one or we elect to deliver one, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own at the close of business on the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date and do not vote prior to the Annual Meeting online, by telephone, by completing your proxy card, or during the Annual Meeting online, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

In this regard, Proposal 1 (election of directors), Proposal 3 (approval on an advisory and non-binding of the compensation of the Company’s named executive officers), and Proposal 4 (approval of amendments to the Company’s Amended and Restated 2014 Equity Incentive Plan) are considered to be “non-routine” under NYSE rules, meaning that your broker or nominee may not vote your shares on these proposals in the absence of your voting instructions. However, Proposal 2 (ratification of the appointment by the Audit Committee of EY as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024) is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker or nominee by its deadline, your shares may be voted by your broker or nominee in its discretion on Proposal 2.  However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without your voting instructions. If your bank, broker or other nominee has made this decision, and you do not provide voting instructions, your vote will not be cast for Proposal 2. Accordingly, we urge you to direct your bank, broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares electronically at the Annual Meeting.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three director nominees, “For” the ratification of the appointment by the Audit Committee of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, “For” the approval on an advisory and non-binding of the compensation of the Company’s named executive officers, and “For” the approval of amendments to the Company’s Amended and Restated 2014 Equity Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the applicable Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

Before the Annual Meeting:

●	You may grant a subsequent proxy by telephone.

●	You may grant a subsequent proxy online.

●	You may submit another properly completed proxy card with a later date.

●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1180 Celebration Boulevard, Suite 103, Celebration, FL, 34747.

During the Annual Meeting:

●	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card, telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Nominee

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Stockholders who intend to have a proposal considered for inclusion in next year’s proxy materials for presentation at our 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must submit the proposal in writing by December 4, 2024, to our Corporate Secretary at 1180 Celebration Boulevard, Suite 103, Celebration, FL 34747. If you wish to submit a proposal (including a director nomination) for presentation at the meeting that is not to be included in next year’s proxy materials, you must do so by February 12, 2025, but no earlier than January 13, 2025; provided, however that if next year's annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after May 13, 2025, your proposal must be submitted (i) not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting; or if later, (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Votes Withheld or Abstentions	Effect of Broker Non- Votes
1	Election of Directors	The plurality of the votes of the holders of shares present and entitled to vote on the proposal. The three nominees receiving the most “For” votes will be elected as Class III directors.	Votes withheld will not be counted as votes cast and will have no effect. Abstentions are not applicable	Broker non-votes will not be counted as votes cast and will have no effect

2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2024	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter will ratify the appointment.	Abstentions will be counted as votes “Against” this proposal	As brokers have discretion to vote, we do not expect any broker non-votes on this proposal. (1)

3	To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in the proxy materials.	For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter will approve the proposal.	Abstentions will be counted as votes “Against” this proposal	Broker non-votes will have no effect on this proposal

4	To approve, amendments to the Company’s Amended and Restated 2014 Equity Incentive Plan.	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter will approve the proposal.	Abstentions will be counted as votes “Against” this proposal	Broker non-votes will have no effect on this proposal

(1)     This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other nominee has discretionary authority under NYSE rules to vote your shares on this proposal. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without your voting instructions. If your bank, broker or other nominee has made this decision, and you do not provide voting instructions, your vote will not be cast for Proposal 2. Accordingly, we urge you to direct your bank, broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares electronically at the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. At the close of business on the Record Date, there were 41,850,494 shares outstanding and entitled to vote. Thus, the holders of 20,925,247 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by telephone, internet or proxy card (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has eight members. The current class structure is as follows: Class III, whose current term will expire at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2027 annual meeting of stockholders; Class I, whose term will expire at the 2025 annual meeting of stockholders; and Class II, whose term will expire at the 2026 annual meeting of stockholders. The current Class III directors are Thomas D. Anderson, Neil F. McFarlane and Alvin Shih, M.D.; the current Class I directors are Tamara A. Favorito and Wendy Dixon, Ph.D.; and the current Class II directors are John B. Bode, Douglas W. Calder, and Corey Watton. Each of the nominees listed below is currently a Class III director of the Company. Mr. Anderson and Dr. Shih were recommended to serve as directors by a third-party search firm and were appointed to the Board in August 2023 and January 2024, respectively. Mr. McFarlane became a director in October 2023, at the time that he was appointed as the Company's President and Chief Executive Officer. If elected at the Annual Meeting, each of these nominees would serve until the 2027 annual meeting of our stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Tamara A. Favorito is the only incumbent directors who attended the 2023 annual meeting of our stockholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unable to serve or for good cause will not serve as a director, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee would be unable to serve.

NOMINEES FOR ELECTION AS A CLASS III DIRECTOR FOR A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING

Thomas D. Anderson

Thomas D. Anderson has served as a director of our Company since August 2023. Mr. Anderson is a 35-year veteran of the biopharma industry and has led and been a part of high-growth organizations for much of his career. Mr. Anderson has served as chief executive officer and director of SwanBio Therapeutics since September 2019 until semi-retirement in October 2023, and subsequently resigned his board directorship in March 2024. Prior to that, he served as the chief commercial strategy officer of Sage Therapeutics, Inc. from 2014 to 2018. Between 2004 and 2014, Mr. Anderson was a senior operating executive with Shire Pharmaceuticals Group in a number of operational and strategic roles in both rare diseases and specialty pharmaceuticals. Prior to Shire, he spent 17 years at Johnson & Johnson's pharmaceutical companies, McNeil and Janssen, in various business capacities. Mr. Anderson is also an investor partner at Robin Hood Ventures in Philadelphia, Pennsylvania. Mr. Anderson earned his MBA from the University of Notre Dame’s Mendoza College of Business Administration. He received his BS in civil engineering from the P.C. Rossin College of Engineering at Lehigh University. Our Board believes that Mr. Anderson’s significant leadership experience in the biotechnology industry and his experience in rare disease qualifies him to serve on the Board.

Neil F. McFarlane

Neil F. McFarlane has served as our president, chief executive officer, and a director of our Company since October 2023. Mr. McFarlane has served as a member of the board of directors of Collegium Pharmaceutical Inc. since April 2022. Previously, Mr. McFarlane served as the chief executive officer and a member of the board of directors of Adamas Pharmaceuticals, Inc. from September 2019 until its acquisition by Supernus Pharmaceuticals, Inc. in November 2021. Mr. McFarlane worked as an independent consultant between June 2019 and August 2019 and again between December 2021 and September 2023 providing consulting services for biotechnology, pharmaceutical, and financial services companies. From August 2016 to May 2019, Mr. McFarlane served as the chief operating officer of Retrophin, Inc., now known as Travere Therapeutics, Inc., where he was responsible for overseeing operations. From 2011 to 2016 Mr. McFarlane served as vice president and general manager of UCB, Inc.'s U.S. Immunology Business Unit and as vice president for its Global Bone Business Unit in collaboration with Amgen Inc. Prior to his positions at UCB, Mr. McFarlane held positions of increasing responsibility with Genzyme Corporation (“Genzyme”) and Sangstat Medical Corporation prior to its acquisition by Genzyme. Mr. McFarlane previously served as an officer and enlisted soldier in the United States Army Reserves. He received his B.S. degree and M.S. degree in Nursing from the University of Florida. Our Board believes that Mr. McFarlane’s over 20 years of global biopharmaceutical and life sciences experience provide him with the qualifications and skills to serve as a director.

Alvin Shih, M.D.

Alvin Shih, M.D. has served as a director of our Company since January 2024. Dr. Shih has broad experience in drug development, spanning multiple indications with a focus on rare diseases, including as the chief operating officer and founding member of Pfizer Inc.'s rare disease research unit from May 2010 to May 2014. Most recently, he has served as president and chief executive officer of Catamaran Bio, Inc. since February 2021. Prior to his current role, from July 2019 to December 2020 he served as the chief executive officer of Disarm Therapeutics, a biotechnology company that developed therapeutics for neurodegenerative diseases and that was acquired by Eli Lilly in October 2020. Before that, Dr. Shih was chief executive officer of Enzyvant Therapeutics from November 2016 to February 2019, where he led the company's cell/tissue-based therapy development for treating a rare immunological disease. He was also the executive vice president and head of research at Retrophin, Inc. where he worked on therapies for multiple disease indications. Dr. Shih previously worked in management consulting at McKinsey & Company and L.E.K. Consulting, LLC. He received his medical degree from the University of Alabama and completed his residency training at Massachusetts General Hospital. Dr. Shih received his M.B.A. from the Kellogg School of Management at Northwestern University. The Board believes that Dr. Shih’s significant leadership experience in the biotechnology industry and his experience in rare disease qualifies him to serve on the Board.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING

Wendy Dixon, Ph.D.

Wendy Dixon, Ph.D. has served as a director of our Company since April 2023. Dr. Dixon has more than 40 years of biopharmaceutical industry experience in drug development with leadership roles in regulatory affairs and commercial capabilities. She currently serves on the board of directors of Arivinas, Inc. since June 2020, Black Diamond Therapeutics, Inc. since April 2022, and Iovance Biotherapeutics, Inc. since June 2022. Previously, Dr. Dixon has served on the boards of directors of Alkermes plc from January 2011 to May 2022, bluebird bio, Inc. from May 2013 to June 2021, Incyte from May 2010 to May 2022, Sesen Bio, Inc. (formerly Eleven Biotherapeutics, Inc.) from October 2014 to February 2020, Voyager Therapeutics, Inc. from January 2017 to January 2021, and was formerly on the boards of Ardea Biosciences from 2011 until 2012 when Ardea was acquired by AstraZeneca plc, Furiex Pharmaceuticals from 2010 until 2014 when Furiex was acquired by Actavis plc, Dentsply International from July 2005 to July 2010, and Orexigen Therapeutics, Inc. from April 2010 until January 2016. From December 2001 to May 2009, Dr. Dixon was chief marketing officer and president of global marketing at Bristol Myers Squibb, and served as a senior vice president of marketing at Merck from 1996 to 2001. Earlier in her career, she held executive management positions at West Pharmaceuticals, Osteotech and Centocor, as well as roles at SmithKline and French (now GlaxoSmithKline) in marketing, regulatory affairs, project management and as a biochemist. Dr. Dixon holds a Ph.D. in biochemistry and an M.Sc. and B.Sc. in Natural Science from the University of Cambridge.

Tamara A. Favorito

Tamara A. Favorito has served as a director and chair of the audit committee of our Company since August 2021, and as our board chair since May 2023. Ms. Favorito has more than 30 years of life sciences industry experience including 20 years as a chief financial officer. She currently serves as a board member and audit committee chair of Artelo Biosciences, Inc. since March 2021 and Kintara Therapeutics, Inc. since April 2021, both publicly-traded clinical-development stage companies. Ms. Favorito served on the board of directors of Beacon Discovery, Inc. from 2018 until their acquisition in March 2021. Ms. Favorito was interim chief financial officer of Immunic, Inc., a publicly-traded clinical-stage drug development company in 2019. She served as chief financial officer of Signal Genetics, Inc. (now Viridian Therapeutics, Inc.), a publicly-traded molecular diagnostics company, from 2014 to 2017, HemaQuest Pharmaceuticals, Inc., a venture-backed clinical-stage drug development company, from 2010 to 2014 and Favrille, Inc. (now MMR Global, Inc.), a publicly-traded clinical-stage drug development company, from 2001 to 2009. Earlier in her career, she spent eight years in public accounting with Deloitte & Touche LLP and PricewaterhouseCoopers LLP. Ms. Favorito is a certified public accountant (inactive). She received an MBA, emphasis in Finance, from Georgia State University, and a BBA, emphasis in Accounting, from Valdosta State University. Our Board believes that Ms. Favorito's deep experience in corporate management, finance and life science as chief financial officer of multiple public companies provides her with the qualifications and skills to serve as a director of our Company. Her extensive experience includes leading multiple private and public financings and M&A transactions as well as leading the finance, investor relations, human resources, administration and managed care functions.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING

John B. Bode

John B. Bode has served as a director of our Company since April 2023, and as the chair of the nominating and corporate governance committee since May 2023. Since February 2015, Mr. Bode has been the owner and managing director of Aerie Investments, LLC, an investment company focused on assisting legacy media companies and digital media start-ups with business development, strategic initiatives, and raising capital. Mr. Bode currently serves as the chief financial officer and chief transformation officer of Postmedia Network Canada Corp., a publishing company whose shares are traded on the Toronto Stock Exchange.  Since September 2022, he has served as the interim chief executive officer of Fision Holdings, Inc. and previously served as an independent member of its board of directors from March 2018 to September 2022. Mr. Bode’s past corporate experience includes many years serving as a key executive and/or financial officer for leading public companies Prior to the founding of Aerie Investments, LLC, Mr. Bode was the chief financial officer of the Tribune Publishing Company from October 2013 to January 2015. From January 2011 to September 2013, Mr. Bode served as the chief financial officer of Source Interlink Companies, one of the largest enthusiast media companies in the United States and a leading distributor of periodicals, after serving in other accounting and finance roles with Source Interlink since 2002. Mr. Bode currently serves as on the board of The McClatchy Company, a leading privately-held publisher of newspapers, as well as of SPAR Group, Inc., a leading global provider of merchandising, marketing and distribution services that is listed on the Nasdaq. He was previously employed as a certified public accountant for BDO Seidman. Mr. Bode received a BS in accounting from Notre Dame University.

Douglas W. Calder

Douglas W. Calder has served as a director of our Company since April 2023. Since 2015, Mr. Calder has served as president and a director of Vycellix, Inc and its subsidiaries and affiliates. He has also served as a member of the board of directors for NextGenNK since June 2019; member of the board of directors of BioFlorida since January 2019, and a member of the Society for Natural Immunity since July 2018. Mr. Calder has more than 30 years of life science executive experience, having served in various senior executive roles for Florida-based biotechnology companies and research institutes including Viragen, Accentia Biopharmaceuticals, Biovest International and the Vaccine & Gene Therapy Institute of Florida, as well as having formerly served as a registered financial portfolio manager with a focus on life science equities with the New York Stock Exchange member firms, Gruntal & Co. and Dean Witter Reynolds. Mr. Calder received a BA from Florida State University.

Corey Watton

Corey Watton has served as a director of our Company since April 2023. Mr. Watton currently serves as president and chief executive officer of Fusion Medical Staffing, LLC, since September 2023. Prior to his CEO role, Mr. Watton served as chief financial officer from August 2019 until September 2023. In that role he oversaw finance, project management, operations, facilities and legal, and previously oversaw human resources as well. From April 2009 through July 2019, he served as the chief financial officer of Home Instead Senior Health Care, a global leader in in-home health care, where he oversaw finance, subsidiary companies and the financial arm of an international subsidiary. He previously was a partner of Lutz & Company, a regional accounting firm from 1996 to 2009. Mr. Watton is a certified public accountant and received a BS in Finance and Accounting from University of Nebraska-Lincoln.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Anderson, Mr. Bode, Mr. Calder, Dr. Dixon, Ms. Favorito, Dr. Shih and Mr. Watton.

In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. The Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. McFarlane, our president and chief executive officer is not an independent director by virtue of his employment with the Company.

In 2023, our Board had determined that Matthew R. Plooster, Christopher A. Posner, Joseph B. Saluri, and David S. Tierney, M.D. qualified as independent during the period they served on our Board in 2023 and until their respective departures, and that Richard W. Pascoe, our former chief executive officer, and Travis C. Mickle, Ph.D., our former president, were not independent directors in 2023 by virtue of their employment with the Company.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

BOARD LEADERSHIP STRUCTURE

Based on the Company’s present circumstances, the Board believes that the Company and its stockholders are best served by having Ms. Favorito serve as its Board Chair and Mr. McFarlane serve as its President and Chief Executive Officer. Our current leadership structure permits Mr. McFarlane to focus his attention on managing our business and permits Ms. Favorito to manage the Board and oversee the Company’s strategy and corporate governance. We believe that this governance structure best reinforces the independence of the Board from management. In addition, we believe the Board Chair is well-positioned to act as a bridge between management and the independent directors, facilitating the regular flow of information. Among other duties, the Board Chair may represent the Board in communications with stockholders and other stakeholders and provide input on the structure and composition of the Board. Accordingly, we believe our current leadership structure is the optimal structure for us at this time.

However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. During its routine review of the Board’s leadership structure, the Board and the Company regularly consider the circumstances under which the roles of Board Chair and Chief Executive Officer could most effectively serve the Company’s and its stockholders’ interests if combined. From time to time, the Company proactively engages with stockholders throughout the year to learn their perspectives on significant issues, and intends to continue to do so, including with respect to gathering stockholder perspectives on Board leadership structure. If, in the future, the Board Chair is a member of management or does not otherwise qualify as independent, the Board may in its discretion consider the appointment of a lead independent director. If appointed, the lead independent director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board of Directors at which the Board Chair is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Board Chair.

BOARD DIVERSITY MATRIX

Board Diversity Matrix (As of April 3, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board and its committees re-assess the Company’s risk environment on an ongoing basis and consult with outside parties as needed from time to time in addressing both current and anticipated future risks. The Board elects to retain direct oversight responsibility for risks that are most effectively overseen by simultaneously leveraging broader areas of director expertise. Additionally, while the Board and its committees all review risks over the short-, intermediate-, and long-term, the Board more frequently elects to retain direct oversight over short-term or immediate risks. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Additionally, our Board considers cybersecurity risk as part of its risk oversight function and has delegated to the Audit Committee oversight of cybersecurity and other information technology risks. The Audit Committee oversees management’s implementation of our cybersecurity risk management program. The Audit Committee also provides oversight and assistance in connection with our legal, regulatory and ethical compliance programs as established by management and the Board. The nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) oversees all aspects of our corporate governance functions and related risks. The compensation committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Management’s involvement in day-to-day risk management enables the Company’s disclosure committee, which consists of members of management, to assist our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. The Company’s management, led by our Chief Executive Officer and executive team, implements and supervises day-to-day risk management processes. Both the Board as a whole and the various standing committees receive periodic reports from our employees responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

The Board is also committed to prioritizing environmental, social, and governance (“ESG”) issues. Our Board works closely with our management team to promote awareness of ESG issues and to integrate ESG promotion into our long-term business strategy.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met fifteen times during 2023. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served during the portion of 2023 for which he or she was a director or committee member.

As required under the applicable Nasdaq listing standards, in the fiscal year ending December 31, 2023, our independent directors met seven times in regularly scheduled executive sessions at which only our independent directors were present.

Information Regarding Committees of the Board of Directors

The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table provides current membership for each of the Board committees and the 2023 meeting information for each of the Board committees.

Name	Audit	Compensation	Nominating and Corporate Governance
Thomas D. Anderson		X*	X
John B. Bode	X		X*
Douglas W. Calder		X
Wendy Dixon, Ph.D.	X
Tamara A. Favorito	X*
Neil F. McFarlane
Alvin Shih, M.D.		X	X
Corey Watton	X	X
Total meetings in 2023	5	4	2

* Committee Chair

Below is a description of each committee of the Board.

Audit Committee

The Audit Committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accounting firm. Our Audit Committee consists of four directors, John B. Bode, Wendy Dixon, Ph.D., Tamara A. Favorito, and Corey Watton. Our Board has determined that each of Mr. Bode, Dr. Dixon, Ms. Favorito, and Mr. Watton are independent directors under Nasdaq listing rules and under Rule 10A-3 under the Exchange Act. Ms. Favorito is the chair of the Audit Committee. Our Board has determined that both Ms. Favorito is considered to be an “audit committee financial expert” as defined by SEC rules and regulations and based on a qualitative assessment of her level of financial expertise, knowledge and experience based on a number of factors including her previous business experience as described above under the sections titled “Class I Directors Continuing in Office Until the 2025 Annual Meeting,” and "Class II Directors Continuing in Office until the 2026 Annual Meeting,” respectively.

David S. Tierney, M.D. served on the Audit Committee until January 2023 and Christopher A. Posner served on the Audit Committee until April 2023. In 2023, our Board had determined each of Dr. Tierney and Mr. Posner were independent directors under Nasdaq listing rules and under Rule 10A-3 under the Exchange Act during the period for which they served on the Audit Committee.

The principal duties and responsibilities of the Audit Committee include:

●

appointing and retaining an independent registered public accounting firm to audit our financial statements, assessing its independence from the Company, overseeing the independent registered public accounting firm’s work and determining the independent registered public accounting firm’s compensation;

●	approving in advance all audit services and non-audit services to be provided to us by our independent registered public accounting firm;

●	Setting hiring policies for the employees or former employees of our independent registered public accounting firm;

●

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

●

reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit, the independent registered public accounting firm’s review of our quarterly financial statements, and our earnings press releases;

●	conferring with management and our independent registered public accounting firm about the scope, adequacy and effectiveness of our internal accounting control and our financial reporting.

●	reviewing and approving related person transactions;

●	reviewing the results of management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules, as well as to our Code of Conduct; and

●

reviewing and discussing with management and our independent registered public accounting firm, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including relating to our accounting matters, financial reporting, legal and regulatory compliance, and information technology, including cybersecurity and data privacy, and the steps taken by management to monitor and control such exposures.

The Audit Committee met five times during the last fiscal year. Our Board has adopted a written audit committee charter that is available to our stockholders at www.zevra.com.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023, with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Tamara A. Favorito (Chair)
John B. Bode
Wendy Dixon, Ph.D.
Corey Watton

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of four directors, Thomas D. Anderson, Douglas W. Calder, Alvin Shih, M.D., and Corey Watton. All members of our Compensation Committee are independent under the Nasdaq listing rules, including with respect to service on a compensation committee, and each is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act. Mr. Anderson is the chair of the Compensation Committee. Our Board has determined that the composition of the Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee, complies with the applicable requirements of the Nasdaq listing rules and SEC rules and regulations.

Joseph B. Saluri served on the Compensation Committee until January 2023, David S. Tierney, M.D. served on the Compensation Committee until April 2023, and Matthew Plooster served on the Compensation Committee until August 2023. In 2023, our Board had determined each Mr. Saluri, Dr. Tierney, and Mr. Plooster were independent under the Nasdaq listing rules, including with respect to service on a compensation committee, and each was a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act, during the period for which they served on the Compensation Committee.

The principal duties and responsibilities of the Compensation Committee include:

●

reviewing our overall compensation strategy and policies, establishing and approving, or, if it deems appropriate, recommending to the Board, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the compensation of our chief executive officer, including incentive-based and equity-based compensation, based on that evaluation;

●	setting, or recommending to the full Board for approval, the compensation of our other executive officers;

●

exercising administrative authority under our stock plans, as well as stock appreciation rights plans, pension and profit-sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, or any other similar programs which may be adopted from time to time;

●	setting, or recommending to the full Board for approval, the type and amount of compensation to be paid to our directors;

●	manage the appointment, compensation and oversight of any compensation consultant retained by the Compensation Committee;

●	reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

●

preparing a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

The Compensation Committee met four times during 2023. Our Board has adopted a written compensation committee charter that is available to our stockholders at www.zevra.com.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets three times per year, but may meet with greater or lesser frequency, as deemed necessary by the Compensation Committee. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with our chief executive officer. The Compensation Committee meets regularly in executive sessions. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our chief executive officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the Compensation Committee’s charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the Compensation Committee’s charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence. However, there is no requirement that any adviser be independent.

In 2023, the Compensation Committee engaged Mercer (US) LLC ("Mercer") as a compensation consultant, who provided reports and recommendations for the Compensation Committee’s consideration when making compensation decisions for our non-employee directors and executive officers in 2023. The Compensation Committee has considered the adviser independence factors required under SEC and Nasdaq rules as they relate to Mercer and has determined that Mercer’s work does not raise a conflict of interest.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2015, the Compensation Committee formed a single-person non-officer stock award committee, currently composed of our chief executive officer, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock awards to employees who are not officers of the Company, provided that such grants are made in accordance with guidelines established by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of our stock award administration and to facilitate the timely grant of stock awards to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the single-person non-officer stock award committee may not grant stock awards to acquire more than 150% of the annual grant amount based on the 50th percentile of the annual long-term incentive amount by position based on the data provided by Mercer, and all grants made by this committee must be made to persons below the level of senior vice president, and are subject to vesting periods approved by the Compensation Committee. As part of the Compensation Committee’s oversight function, the minutes of each meeting and copies of each action by unanimous written consent of the single-member committee are to be sent to the members of the Compensation Committee. In 2023, the single-member committee exercised its authority to grant options to purchase an aggregate of 478,650 shares to new-hired non-officer employees.

The Compensation Committee endeavors to make significant adjustments to annual compensation, determine bonus and equity awards and establish new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the chief executive officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the chief executive officer and executive chairman. In the case of the chief executive officer and executive chairman, the evaluation of their performance is conducted by the Compensation Committee, which determines any adjustments to their compensation as well as awards to be granted. For all executive officers, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three directors, Thomas D. Anderson, John B. Bode, and Alvin Shih, M.D. Mr. Bode is the chair of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq listing standards.

Joseph B. Saluri served on the Nominating Committee until October 2023, Matthew Plooster served on the Nominating Committee until August 2023, and David S. Tierney, M.D., served on the Nominating Committee until April 2023. In 2023, our Board had determined each Mr. Saluri, Mr. Plooster, and Dr. Tierney were independent under the Nasdaq listing standards during the period for which they served on the Nominating Committee.

The principal duties and responsibilities of the Nominating and Corporate Governance Committee include:

●	identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board);

●	reviewing and evaluating incumbent directors and the performance of the full Board and Board committees;

●	recommending to the Board candidates for election to the Board;

●	making recommendations to the Board regarding the membership of the committees of the Board;

●	overseeing and reviewing the processes and procedures used to provide information to the Board and its committees;

●

reviewing with the Chief Executive Officer the plans for succession to the offices of Chief Executive Officer and other key executive officers and making recommendations to the Board with respect to succession planning;

●	reviewing Company policy statements to determine their adherence to our Code of Conduct and considering any request by our directors or executive officers for a waiver from the Code of Conduct; and

●

overseeing and reviewing the Company’s corporate governance functions on behalf of the Board, including reviewing and assessing the adequacy of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Board committee charters.

The Nominating and Corporate Governance Committee met two times during 2023. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to our stockholders at www.zevra.com.

The Nominating and Corporate Governance Committee appreciates the value of thoughtfully refreshing the Board over time, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. The Committee continuously evaluates the need for greater diversity in the composition of the Board in light of its view that new and varied perspectives can provide a valuable benefit.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the integrity, experience, ability to exercise sound business judgment, commitment, independence for purposes of the Nasdaq listing standards, skills, diversity, expertise appropriate for the Company, and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time and within the context of the current needs of the Board and the Company with the goal to maintain a balance of knowledge, experience and capability in various areas germane to the business. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee c/o Zevra Therapeutics, Inc., 1180 Celebration Blvd. Suite 103, Celebration, FL 34747, Attn: Corporate Secretary, at least 90 days, but not more than 120 days, prior to the anniversary date of the preceding year’s annual meeting of stockholders. Submissions must include the full name age, business address and residence address of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information for the proposed nominee, a description of the proposed nominee’s qualifications as a director, the name and address of the stockholder on whose behalf the submission is made and the number and class of the Company’s shares that are beneficially owned by such stockholder and such nominee as of the date of submission, including the date that such shares were acquired by such nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to Zevra Therapeutics, Inc., 1180 Celebration Boulevard, Suite 103, Celebration, FL 34747, Attn: Corporate Secretary. Each communication must set forth:

●	the name and address of the stockholder on whose behalf the communication is sent; and

●	the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication. These screening procedures have been approved by a majority of the independent directors.

All communications directed to the Audit Committee in accordance with our open-door policy for reporting complaints regarding accounting and auditing matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the chair of the Audit Committee.

CODE OF ETHICS

We have adopted the Zevra Therapeutics, Inc. Code of Business Conduct and Ethics (the “Code of Conduct”), that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on our website at www.zevra.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

POLICY ON HEDGING AND SPECULATIVE TRADING

Our insider trading and window period policy prohibits our employees and directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to our stock at any time.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and has further recommended that the Board submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. EY has audited the Company’s financial statements since 2022. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the appointment of EY as the Company’s independent registered public accounting firm. However, the audit committee is submitting the appointment of EY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain EY. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

EY has served as the Company’s independent registered public accounting firm since June 14, 2022.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2023, and December 31, 2022, by EY, the Company’s principal accountant.

	Fiscal Year Ended (1)
	2023	2022
	(in thousands)
Audit Fees (2)	$960	$630
Audit-related Fees (3)	—	—
Tax Fees (4)	—	—
All Other Fees (5)	—	—
Total Fees	$960	$630

(1)	All fees described in this table and corresponding footnotes were pre-approved by the Audit Committee.
(2)

Audit Fees are fees for the annual audit and quarterly reviews of the Company's financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings and issuance of consents and similar matters.

(3)

Audit-related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” No Audit-related Fees were billed in fiscal year 2023 or 2022.

(4)	Tax Fees are fees for tax compliance, planning and preparation. No Tax Fees were billed in fiscal year 2023 or 2022.
(5)	All Other Fees are fees for products and services other than the services described above. No Other Fees were billed in fiscal year 2023 or 2022.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other permissible non-audit services, so long as such non-audit services will not impair the independent registered public accounting firm’s independence and are consistent with applicable rules and regulations, up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by EY was compatible with maintaining the independent registered public accounting firm’s independence.

Vote Required

The affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of EY.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This advisory and non-binding vote is commonly referred to as a “say-on-pay” vote.

This say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this proxy statement.  As described in those disclosures, the Company generally seeks to target its executive compensation to be at or near the median of the compensation paid to similarly situated executive officers of companies in our peer group for the applicable year.  Compensation of the Company’s named executive officers is designed to enable the Company to attract, retain and motivate talented and experienced executives to lead the Company successfully in a competitive environment; to provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value; and to align the named executive officers’ interests with those of stockholders through long-term incentives linked to company performance.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

Because the say-on-pay vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this say-on-pay vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this say-on-pay vote in making determinations in the future regarding executive compensation arrangements.

Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be at the 2027 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote is required to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

APPROVAL OF AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

PROPOSAL 4

Our 2014 Equity Incentive Plan originally became effective on April 1, 2015, in connection with our initial public offering and was subsequently amended and restated in 2021 upon the approval of the Board and stockholders (as it was amended and restated, the “Existing Plan”).

On February 22, 2024, the Board approved further amending and restating the Existing Plan, subject to stockholder approval of this Proposal 4.  We refer to the Existing Plan, as it was so amended and restated by the Board as the “A&R Plan” throughout this proposal. A copy of the A&R Plan is attached to this proxy statement as Annex A.

A description of the material terms of the A&R Plan is included below. The material differences between the terms of the Existing Plan and terms of the A&R Plan are as follows:

● Share Limit: The A&R Plan provides that an additional 6,000,000 shares may be issued pursuant to awards granted under the A&R Plan.

●         Extension of Term: The A&R Plan includes a term that is approximately three years longer than the Existing Plan, thus extending the latest date on which incentive stock options may be granted under the A&R Plan as well as the annual automatic share increase.

●         Non-Employee Director Compensation Limitation. Like the Existing Plan, the A&R Plan maintains the limit on compensation granted or paid, as applicable, to any individual for service as a non-employee director, which is generally $500,000 per year (as described in more detail below).  Consulting fees or other compensation the Company or any of its subsidiaries may pay or provide to any non-employee director for services in addition to the services normally performed by a non-employee director shall not be included in calculating such limits. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Why We Are Asking Our Stockholders to Approve the A&R Plan

We are seeking stockholder approval of the A&R Plan to, among other things, increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards by 6,000,000 shares, and to extend the latest date on which incentive stock options may be granted under the A&R Plan as well as the annual automatic share increase to a date ten years from the date the A&R Plan is approved by stockholders, or on or about May 12, 2034, which is an extension of  approximately three years, each of which will enable us to have a competitive equity incentive program to continue to compete with our peer group for key talent.

Our stockholders’ approval of the A&R Plan will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by the Board or Compensation Committee. The A&R Plan will also allow us to further utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Stockholder Approval

If this Proposal 4 is approved by our stockholders, the A&R Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 4, the A&R Plan will not become effective, and the Existing Plan will continue in its current form.

Why You Should Vote to Approve the A&R Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board believes that the grant of equity awards is a key element underlying our ability to attract, retain and motivate our employees, directors and consultants because of the strong competition for highly trained and experienced individuals in commercial stage pharmaceutical companies. Therefore, the Board believes that the A&R Plan is in the best interests of our business and our stockholders and recommends a vote in favor of this Proposal 4.

The A&R Plan will allow us to continue to utilize equity awards as long-term incentives to secure and retain the services of our employees, directors and consultants, consistent with our compensation philosophy and common compensation practices for our industry. To date, equity awards have been a key aspect of our program to attract and retain key employees, directors and consultants. We believe the use of equity awards strongly aligns the interests of our employees with those of our stockholders by placing a considerable proportion of our employees’ total compensation “at risk” because it is contingent on the appreciation in value of our common stock. In addition, we believe equity awards encourage employee ownership of our common stock and promote employee retention through the reward of long-term Company performance.

We Carefully Manage the Use of Equity Awards and Dilution Is Reasonable

Our compensation philosophy reflects broad-based eligibility for equity awards. However, we recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward, and retain employees, directors and consultants.

Overhang

The following tables provide certain information regarding our use of equity awards.

As of December 31, 2023
Total number of shares of common stock subject to outstanding stock options	8,023,142
Weighted-average exercise price of outstanding stock options	$8.40
Weighted-average remaining term of outstanding stock options
Total number of shares of common stock available for grant under our Existing Plan	1,348,885

As of March 22, 2024 (Record Date)
Total number of shares of common stock outstanding	41,850,494
Per-share closing price of common stock as reported on Nasdaq	$5.76

Burn Rate

The following table provides detailed information regarding the activity related to our Existing Plan for fiscal years 2023, 2022, and 2021.

	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021
Total number of shares of common stock subject to stock options granted	5,231,734	1,484,245	869,383
Weighted-average number of shares of common stock	35,452,460	34,488,800	29,766,347
Burn Rate (1)	14.8%	4.3%	2.9%

(1)	Burn Rate is calculated as: (shares subject to stock options granted + shares subject to time-based full value awards granted + shares subject to performance-based full value awards vested or earned)/weighted average common shares outstanding.

The A&R Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

●

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the A&R Plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

●

No liberal change in control definition. The change in control definition in the A&R Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the A&R Plan to be triggered.

●

Limit on non-employee director compensation. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the annual meeting of stockholders for the next subsequent year, including awards granted and cash fees paid by the Company to such non-employee director, will generally not exceed $500,000 in total value calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

●	Clawback policy. All awards granted to our executive officers under the A&R Plan are subject to our clawback policy.

Vote Required

At the Annual Meeting, the stockholders are being asked to approve the A&R Plan. The affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote is required to approve the A&R Plan.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

Description of the A&R Plan

The material features of the A&R Plan are described below. The following description of the A&R Plan is a summary only and is qualified in its entirety by reference to the complete text of the A&R Plan. Stockholders are urged to read the actual text of the A&R Plan in its entirety, which is attached to this proxy statement as Annex A.

Purpose

The A&R Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock. The A&R Plan is also designed to align employees’ interests with stockholder interests.

If the A&R Plan is not approved by our stockholders, the A&R Plan will not become effective.

Types of Awards

The terms of the A&R Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the A&R Plan will not exceed the sum of (i) 14,985,108 shares of common stock (which includes shares issued or transferred pursuant to awards under the Existing Plan plus an additional 6,000,000 shares), and (ii) any shares subject to outstanding stock awards granted under the Existing Plan that, from and after the effective date of the A&R Plan, (A) expire or terminate for any reason prior to exercise or settlement, (B) are forfeited, cancelled or otherwise returned to us because of the failure to meet a contingency or condition required for the vesting of such shares, or (C) are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award. In addition, the share reserve will be automatically increased each year beginning on January 1, 2025, and ending on (and including) January 1, 2034, by the lesser of (a) four percent of the number of shares of our capital stock outstanding on December 31 of the preceding calendar year and (b) such lesser number determined by the Board. As of March 22, 2024, there were 7,819,683 shares subject to outstanding awards under the Existing Plan.

The following actions will not result in an issuance of shares of our common stock under the A&R Plan and accordingly will not reduce the number of shares of our common stock available for issuance under the A&R Plan: (i) the expiration or termination of any portion of an award granted under the A&R Plan without the shares covered by such portion of the award having been issued; or (ii) the settlement of any portion of an award granted under the A&R Plan in cash.

If any shares of our common stock issued pursuant to an award granted under the A&R Plan are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, then such shares will become available again for issuance under the A&R Plan.

Eligibility

All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the A&R Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the A&R Plan only to our (including our affiliates’) employees.

As of March 22, 2024, we (including our affiliates) had approximately 80 employees and 7 non-employee directors.

Administration

The A&R Plan will be administered by our Board, which may in turn delegate some or all of the administration of the A&R Plan to a committee or committees composed of members of the Board. Our Board has delegated concurrent authority to administer the A&R Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purpose of this Proposal 4.

Subject to the terms of the A&R Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the A&R Plan, including the period of their exercisability and vesting. Among other authority, the Plan Administrator also has the authority to amend outstanding awards, provided that no such amendment materially impairs the rights of the holder of such stock awards, to reprice options or to exchange underwater options for cash or other stock awards, and to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the A&R Plan.

The Plan Administrator may also delegate to one or more executive officers the authority to designate employees who are not executive officers to be recipients of certain awards and the number of shares of our common stock subject to such awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the awards granted by such executive officer. The executive officer may not grant an award to himself or herself.

Limit on Non-Employee Director Compensation

As noted above, the A&R Plan contains a limit on the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the annual meeting of stockholders for the next subsequent year.  Consulting fees or other compensation that may be paid to any non-employee director shall not be included in calculating such limits.  Additionally, the Plan Administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, subject to the limitations in the A&R Plan.

Stock Options

Stock options may be granted under the A&R Plan pursuant to stock option agreements. The A&R Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the A&R Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant (or 110%, in some cases, as described below). Stock options will vest as determined by the Plan Administrator at the rate specified in the stock option agreement. The term of stock options granted under the A&R Plan may not exceed ten years from the date of grant (or five years, in some cases, as described below). Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the A&R Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service with us or any of our affiliates:

●

terminates other than for cause (as defined in the A&R Plan) or due to death or disability (as defined in the A&R Plan), the participant may exercise any vested stock options for up to three months following termination;

●	terminates due to the participant’s disability, the participant may exercise any vested stock options for up to 12 months following termination;

●

terminates due to the participant’s death (or the participant dies within a specified period following termination), the participant’s beneficiary may exercise any vested stock options for up to 18 months following the participant’s death; or

●

is terminated for cause, all stock options held by the participant will terminate upon the participant’s termination and the participant will be prohibited from exercising any stock option from and after such termination date.

The post-termination exercise period applicable to a participant’s stock option may be extended under specific circumstances provided in the A&R Plan, but in no event may a stock option be exercised after its original expiration date.

Generally, a participant may not transfer a stock option granted under the A&R Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order.

Limitations on Incentive Stock Options

In accordance with current federal tax laws, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:

●	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

●	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the A&R Plan is 19,600,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the A&R Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The term of stock appreciation rights granted under the A&R Plan may not exceed ten years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the A&R Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the A&R Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the A&R Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The A&R Plan allows us to grant performance cash and performance stock awards. A performance award is an award that may vest or may be exercised, or that may become earned and paid, contingent upon the attainment of certain performance goals during a performance period. A performance award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the applicable award agreement, the Plan Administrator may determine that cash may be used in payment of performance awards.

Performance goals under the A&R Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) the number of customers, including but not limited to customers users; (xxxix) employee retention; (xl) pre-clinical development related compound goals; (xli) financing; (xlii) regulatory milestones, including approval of a compound; (xliii) stockholder liquidity; (xliv) corporate governance and compliance; (xlv) product commercialization; (xlvi) intellectual property; (xlvii) personnel matters; (xlviii) progress of internal research or clinical programs; (xlix) progress of partnered programs; (l) implementation or completion of projects and processes; (li) partner satisfaction; (lii) budget management; (liii) clinical achievements; (liv) completing phases of a clinical study (including the treatment phase); (lv) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (lvi) timely completion of clinical trials; (lvii) submission of INDs and NDAs and other regulatory achievements; (lviii) partner or collaborator achievements; (lix) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (lx) research progress, including the development of programs; (lxi) investor relations, analysts and communication; (lxii) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (lxiii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (lxiv) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (lxv) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (lxvi) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; and (lxvii) and other measures of performance selected by the Plan Administrator.

Performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Plan Administrator (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles, (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the Food and Drug Administration or any other regulatory body and (13) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item.

In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for such performance period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the stock award agreement or the written terms of a performance cash award.

In addition, the Plan Administrator retains the discretion to define the manner of calculating the performance criteria it selects to use for a performance period and to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goal.

Other Awards

Other forms of awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the A&R Plan. Subject to the terms of the A&R Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other awards.

Clawback Policy

Awards granted to our executive officers under the A&R Plan will be subject to recoupment in accordance with any clawback policy that we adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or that is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of our common stock subject to the A&R Plan; (ii) the class(es) and maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person subject to the non-employee director compensation limitation; and (iv) the class(es) and number of shares of our common stock and the exercise, strike or purchase price per share of our common stock subject to outstanding awards.

Corporate Transaction and Change in Control

The following applies to each outstanding award under the A&R Plan in the event of a corporate transaction (as defined in the A&R Plan and described below) or a change in control (as defined in the A&R Plan and described below), unless provided otherwise in the applicable award agreement, in any other written agreement between a participant and the Company or an affiliate, or in any director compensation policy of the Company. For purposes of this Proposal 4, the term “Transaction” will mean such corporate transaction or change in control.

In the event of a Transaction, the Plan Administrator may

●	arrange for the assumption, continuation or substitution of a stock award by a successor corporation;

●	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

●	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

●	arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by us; or

●	cancel the stock award prior to the transaction in exchange for a cash payment, which may be reduced by the exercise price payable in connection with the stock award.

The administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner. The administrator may take different actions with respect to the vested and unvested portions of a stock award.

Under the A&R Plan, a “corporate transaction” generally means the consummation of any one or more of the following events: (1) a sale or other disposition of all or substantially all of our assets; (2) a sale or other disposition of at least 50% of our outstanding securities; (3) a merger, consolidation or similar transaction where we do not survive the transaction; or (4) a merger, consolidation or similar transaction where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Under the A&R Plan, a “change in control” generally means the occurrence of any one or more of the following events: (1) the acquisition by any person, entity or group of our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (2) a consummated merger, consolidation or similar transaction in which our stockholders immediately before such transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (3) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (4) when a majority of our board of directors becomes comprised of individuals who were not serving on our board of directors on the date the A&R Plan was adopted by our board of directors (the “incumbent board of directors”), or whose nomination, appointment, or election was not approved by a majority of the incumbent board of directors still in office.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the A&R Plan at any time. However, except as otherwise provided in the A&R Plan, no amendment or termination of the A&R Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the A&R Plan as required by applicable law and listing requirements.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the A&R Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the A&R Plan. The A&R Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The A&R Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted stock award, to recognize ordinary income, as of the date the recipient receives the restricted stock award, equal to the excess, if any, of the fair market value of the stock on the date the restricted stock award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

In general, under Section 162(m) of the Code, income tax deductions of publicly traded corporations may be limited to the extent total compensation for certain current or former executive officers exceeds $1 million in any one taxable year.

New Plan Benefits

Other than awards that will be made automatically under our non-employee director compensation program which, as of the date of this proxy statement, consists of an annual award of a stock option for a total of 39,200 shares of common stock (or, for the non-employee chairman, 49,200 shares) for each of our non-employee directors ("Annual Grant") and an initial award of a stock option upon each non-employee director's commencement of service on the Board covering 1.5 times the number of shares covered by the Annual Grant, awards under the A&R Plan are subject to the discretion of the plan administrator and no determinations have been made by the plan administrator as to any future awards that may be granted pursuant to the A&R Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the A&R Plan. However, our directors and executive officers are eligible to receive awards under the A&R Plan and could benefit from the grant of equity-based awards under the A&R Plan.

Additional Prior Award Information

The following table sets forth, with respect to the individuals and groups identified therein, information regarding stock options, restricted stock awards and performance share awards that have been granted to such individuals and groups under the Existing Plan through March 22, 2024:

	Number of Stock Options (1)	Number of Restricted Stock Unit Awards (1)	Dollar Value of Restricted Stock Unit Awards (1)
Named Executive Officers:
Neil F. McFarlane, President, Chief Executive Officer and Director	—	700,000	$4,032,000
Travis Mickle, Ph.D., Former President, Chief Executive Officer and Director	636,898	547,945	$3,156,163
Richard W. Pascoe, Former Chief Executive Officer and Director	948,848	—	—
Christal M.M. Mickle, Former Interim Chief Executive Officer	414,787	77,000	$443,520
R. LaDuane Clifton, CPA, Chief Financial Officer, Secretary and Treasurer	665,466	130,000	$748,800
Josh Schafer, Chief Commercial Officer and EVP, Business Development	—	106,000	$610,560
All Current Executive Officers as a Group (6 persons)	1,890,579	1,092,000	$6,289,920
All Current Non-Employee Directors as a Group (7 persons)	439,500	—	—
Director Nominees:
Thomas D. Anderson	58,800	—	—
Neil F. McFarlane	—	700,000	$4,032,000
Alvin Shih, M.D.	58,800	—	—
Each associate of any such directors, executive officers or nominees	—	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—	—
All Current Non-Executive Officer Employees as a group (75 persons)	3,420,116	527,158	$3,036,430

(1)	Share numbers shown do not take into account shares subject to awards that that have been cancelled, forfeited or expired unexercised. The closing price per share of our common stock on March 22, 2024, was $5.76.

Interest of Certain Persons in the Second A&R Plan

Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the A&R Plan because they may in the future receive awards under the A&R Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by adopting the A&R Plan.

The Board of Directors Recommends

A Vote in Favor of Proposal 4.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of April 3, 2024:

Name	Age	Position
Neil F. McFarlane	51	President, Chief Executive Officer and Director
R. LaDuane Clifton, MBA, CPA	51	Chief Financial Officer, Secretary and Treasurer
Sven Guenther, Ph.D.	52	Chief Scientific Officer
Christal M.M. Mickle, M.A.	45	Chief Development Officer; Co-Founder
Joshua Schafer	53	Chief Commercial Officer & Executive Vice President, Business Development
Adrian Quartel, M.D., FFPM	63	Chief Medical Officer

Executive Officers

Neil F. McFarlane

Biographical information regarding Mr. McFarlane is set forth under “Nominees for Election as a Class III Director for a Three-year Term Expiring at the 2027 Annual Meeting.”

R. LaDuane Clifton, MBA, CPA

R. LaDuane Clifton, MBA, CPA, has served as our chief financial officer since June 2015 and as our secretary and treasurer since February 2016. He is responsible for the company’s financial, operating and compliance activities. Previously, Mr. Clifton served as our vice president of finance and corporate controller from April 2015 to June 2015. Prior to joining our company, Mr. Clifton served in a variety of positions with The LGL Group, Inc., a publicly-held producer of industrial and commercial products and services, from August 2009 to February 2015, including chief financial officer, secretary and treasurer from December 2012 to February 2015, chief accounting officer and secretary from March 2010 to December 2012, and corporate controller from August 2009 to March 2010. From August 2008 to August 2009, Mr. Clifton served as the chief financial officer of a21, Inc., a publicly-held holding company with businesses in stock photography and the online retail and manufacturer of framed art, and as its corporate controller from March 2007 to August 2008. Mr. Clifton served in a variety of finance and medical cost analysis roles with Aetna, Inc., a publicly-held provider of healthcare benefits, from August 1991 to August 2004. Mr. Clifton was an auditor with KPMG, LLP from August 2004 to March 2007. Mr. Clifton received his B.B.A. and M.B.A. degrees from the University of North Florida and is a certified public accountant in the state of Florida.

Sven Guenther, Ph.D.

Sven Guenther, Ph.D. has served as our chief scientific officer since January 2023. Dr. Guenther was one of the first members of Zevra, he joined our Company as our group leader of research in 2007, and served as our executive vice president, research and development, from May 2014 to January 2023. In this role, he was a key contributor to the strategy and execution of all of Zevra’s early discovery work, as well as, the development and approval of three NDAs. As chief scientific officer, he continues to lead Zevra’s research team and play a central role in the advancement of the Company’s pipeline. Dr. Guenther previously served as a research scientist for New River Pharmaceuticals, where he was part of the development team for VYVANSE. He earned his Ph.D. from the University of Iowa and is listed as an inventor on numerous patents, as well as an author of several research papers.

Christal M.M. Mickle, M.A.

Christal M.M. Mickle, M.A. has served as our chief development officer since January 2023. Ms. Mickle, who co-founded and has held a variety of positions at Zevra, also served as interim president and chief executive officer from June 2023 to October 2023. She previously served as senior vice president, operations and product development from June 2022 to January 2023. In this role, she managed the development of each of Zevra's products through strategic collaborations across the various drug development disciplines including clinical, regulatory, nonclinical, and manufacturing, enabling efficient use of funds and the ability to meet timelines and milestones. From January 2018 through June 2022, Ms. Mickle served as Zevra's vice president, product development and operations. Before co-founding Zevra in 2006, Ms. Mickle started her career as a research associate for New River Pharmaceuticals, preparing compounds in ADHD, pain, and thyroid dysfunctions for further study. Throughout her more than 20 years in the pharmaceutical industry, Ms. Mickle has been involved in early discovery as a medicinal chemist, starting and helping build a pharmaceutical company, and interacting with the FDA. In addition, her efforts managing a team of talented scientists has led to the approval of three NDAs. Ms. Mickle received her M.A. degree in Medicinal Chemistry from the University of Virginia and her B.A. and B.S. degrees in Chemistry and Biochemistry, respectively, from Virginia Polytechnic Institute and State University. She is also listed as an inventor on several patents.

Joshua Schafer

Joshua Schafer has served as our chief commercial officer and executive vice president, business development since January 2023. Mr. Schafer brings to Zevra over 25 years of pharmaceutical commercial, new product development and merger and acquisition (“M&A”) experience. Mr. Schafer previously served as senior vice president and general manager of the Autoimmune and Rare Disease business at Mallinckrodt Pharmaceuticals from December 2020 to November 2022. Prior to that at Mallinckrodt Pharmaceuticals, he served as chief strategy and business officer from September 2019 to December 2020 and senior vice president of business development and general manager from January 2018 to September 2019. Prior to Mallinckrodt, Mr. Schafer served as vice president and oncology therapeutic area head, global marketing and strategy at Astellas Pharmaceuticals, where he was responsible for building the company's global oncology franchise, and also held senior roles at Takeda Pharmaceuticals, Accenture (formerly Anderson Consulting), G. D. Searle & Co. (later acquired by Pfizer) and Cognia Corporation. During his professional career, he has successfully led over $16 billion in aggregate M&A transactions. Mr. Schafer currently serves as a board member of Pharnext SA and Shuttle Pharmaceuticals. He received his B.A. in Biology and German at the University of Notre Dame, and both an M.S. in Biotechnology and an M.B.A. from Northwestern University.

Adrian Quartel, M.D., FFPM

Adrian Quartel, M.D., FFPM, has served as our chief medical officer since January 2023, and previously served as the chief medical officer of Acer Therapeutics from February 2022 until January 2023, where he played a key role in guiding clinical development, medical affairs and regulatory compliance. Prior to that, he was the chief medical officer at Adamas Pharmaceuticals, a company focused on drug development for neurological diseases, from September 2020 until February 2022. From June 2017 until September 2020, Dr. Quartel served as the group vice president of global medical affairs at BioMarin Pharmaceuticals Inc., where he spearheaded the launch of six treatments for rare diseases or genetic disorders, including KUVAN, VIMIZIM, and BRINEURA. Before his tenure at BioMarin, Dr. Quartel oversaw clinical development and held senior medical leadership positions at Astellas Pharma, Inc. from January 2004 until September 2006, at Chiltern, a specialist contract research organization, from September 2006 to July 2007, and ICON Clinical Research from August 2001 to January 2004. In addition, Dr. Quartel worked as a clinical research fellow at UCLA Cedar Sinai and as a resident in cardio-thoracic surgery at Erasmus University Medical Center. He holds an M.D. from Erasmus University Medical School, Rotterdam, and has a postgraduate specialization in pharmaceutical medicine from the Faculty of Pharmaceutical Medicine in London. Dr. Quartel is board certified by the General Medical Council (GMC) in pharmaceutical medicine in the United Kingdom.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of the Record Date for:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 41,850,494 shares of common stock outstanding as of the Record Date.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include (a) shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 22, 2024, which is 60 days after the Record Date, and (b) restricted stock units vesting on or before May 22, 2024, which is 60 days after the Record Date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Zevra Therapeutics, Inc., 1180 Celebration Boulevard, Suite 103, Celebration, FL 34747.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Name of Beneficial Owner[**]

Principal Stockholders:
Nantahala Capital Management, LLC (1)	2,453,405	5.9%
BlackRock, Inc. (2)	2,410,289	5.8%

Named Executive Officers and Directors:
Neil F. McFarlane	—	—
R. LaDuane Clifton, MBA, CPA (3)	253,599	*
Sven Guenther, Ph.D. (4)	202,215	*
Christal M.M. Mickle, M.A. (5)	274,990	*
Joshua Schafer (6)	78,500	*
Adrian Quartel, M.D., FFPM	—	—
Travis Mickle, Ph.D. (7)	817,212	1.9%
Richard W. Pascoe (8)	29,973	*
Thomas D. Anderson (9)	29,600	*
John B. Bode (10)	39,600	*
Douglas W. Calder (11)	19,600	*
Wendy Dixon, Ph.D. (12)	19,600	*
Tamara A. Favorito (13)	79,919	*
Alvin Shih, M.D. (14)	19,600	—
Corey Watton (15)	20,600	*
All current directors and executive officers as a group (13 persons) (16)	1,037,823	2.4%

* Represents beneficial ownership of less than 1%.

[**]

The Company has not included in this beneficial ownership table information regarding the holdings of Samuel J. Braun, as filed on a Schedule 13G/A filed by Samuel J. Braun with the SEC on January 12, 2022, because the Company has reason to believe that such information is not complete or accurate.

(1)

As reported on a Schedule 13G filed by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey, and Daniel Mack on February 14, 2024. Each of the reporting persons has shared voting and dispositive power over 2,453,405 shares. Nantahala may be deemed to be the beneficial owner of the 2,453,405 shares held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Messrs. Harkey and Mack may be deemed to be a beneficial owner of those shares. The principal business address of each of the reporting persons is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(2)

As reported on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2024.  BlackRock, Inc. has sole voting power over 2,370,804 and sole dispositive power over 2,410,289 shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)	Consists of (a) 15,883 shares of common stock held directly by Mr. Clifton and (b) 237,716 shares of common stock underlying options that are exercisable within 60 days of the Record Date.
(4)	Consists of (a) 2,740 shares of common stock held directly by Dr. Guenther and (b) 199,475 shares of common stock underlying options that are exercisable within 60 days of the Record Date.
(5)

Consists of (a) 11,972 shares of common stock held directly by Ms. Mickle, (b) 9,824 shares of common stock held by the Travis C. Mickle 2015 Dynasty Trust dated 7/21/2015 for which Ms. Mickle serves as trustee. (c) 96,153 shares of common stock held by Mickle Holdings, LLC, for which Dr. Mickle is the sole managing member, and (d) 15,242 shares of common stock held by Christal M.M. Mickle 2015 Gift Trust dated 7/21/2015, for which Dr. Mickle serves as trustee, and (e) 141,799 share of common stock underlying options that are exercisable within 60 days of the Record Date.

(6)	Consists of (a) 3,500 shares of common stock held directly by Mr. Schafer and (b) 75,000 shares of common stock underlying options that are exercisable within 60 days of the Record Date.
(7)

Consists of (a) 46,395 shares of common stock held directly by Dr. Mickle, (b) 9,824 shares of common stock held by the Travis C. Mickle 2015 Dynasty Trust dated 7/21/2015 for which Ms. Mickle serves as trustee. (c) 96,153 shares of common stock held by Mickle Holdings, LLC, for which Dr. Mickle is the sole managing member, and (d) 15,242 shares of common stock held by Christal M.M. Mickle 2015 Gift Trust dated 7/21/2015, for which Dr. Mickle serves as trustee, (e) 11,034 shares of common stock held be Mickle Investments, LLC, for which Dr. Mickle is the sole managing member, and (f) 638,564 shares of common stock underlying options that were exercisable as of April 25, 2023, the date of Dr. Mickle’s separation from the Company. Dr. Mickle was not with the Company on Record Date and the Company does not have access to current information regarding his share ownership.

(8)

Based on last known information. Consists of 29,973 shares of common stock held by Mr. Pascoe as of June 1, 2023, the date of Mr. Pascoe’s separation from the Company. Mr. Pascoe was not with the Company on Record Date and the Company does not have access to current information regarding his share ownership.

(9)	Consists of (a) 10,000 shares of common stock held directly by Mr. Anderson and (b) 19,600 shares of common stock underlying options that are exercisable within 60 days of the Record Date.
(10)	Consists of (a) 20,000 shares of common stock held directly by Mr. Bode and (b) 19,600 shares of common stock underlying options that are exercisable within 60 days of the Record Date.
(11)	Consists of 19,600 shares of common stock underlying options that are exercisable within 60 days of the Record Date.
(12)	Consists of 19,600 shares of common stock underlying options that are exercisable within 60 days of the Record Date.
(13)	Consists of (a) 719 shares of common stock directly held by Ms. Favorito and (b) 79,200 shares of common stock underlying options that are exercisable within 60 days of the Record Date.
(14)	Consists of 19,600 shares of common stock underlying options that are exercisable within 60 days of the Record Date.
(15)	Consists of (a) 1,000 shares of common stock directly held by Mr. Watton and (b) 19,600 shares of common stock underlying options that are exercisable within 60 days of the Record Date.
(16)	Consists of (a) 187,033 shares of common stock and (b) 850,790 shares of common stock underlying options that are exercisable within 60 days of the Record Date.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, or collectively, the Reporting Persons, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such forms filed with the SEC and written representations of the Reporting Persons received by us, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to its Reporting Persons were complied with. During the year ended December 31, 2024, there was one late Form 3 for Alvin Shih, M.D., reporting no transactions, and one late Form 4 for Dr. Shih, reporting one transaction.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our named executive officers for the year ended December 31, 2023, who are listed below:

●	Neil F. McFarlane, our President, Chief Executive Officer and Director;

●	Travis Mickle, Ph.D., our former President, Chief Executive Officer and Director;

●	Richard W. Pascoe, our former Chief Executive Officer and Director;

●	Christal M.M. Mickle, M.A., our former Interim Chief Executive Officer, and our current Chief Development Officer;

●	R. LaDuane Clifton, MBA, CPA, our Chief Financial Officer, Secretary and Treasurer; and

●	Joshua Schafer, our Chief Commercial Officer and Executive Vice President, Business Development.

2023 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2023, and 2022, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(8)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)(9)	All Other Compensation ($)		Total ($)
Neil F. McFarlane (1)	2023	157,500	200,000	(6)	735,365	2,206,096	105,535	40,735	(10)	3,445,231
President, Chief Executive Officer and Director
Travis Mickle, Ph.D. (2)	2023	186,520	—		2,204,788	354,085	—	848,045	(11)	3,593,438
Former President, Chief Executive Officer and Director	2022	590,186	—		—	1,515,290	282,680	12,200		2,400,356
Richard W. Pascoe (3)	2023	273,576	—		—	3,469,457	—	379,525	(12)	4,122,558
Former Chief Executive Officer and Director	2022	422,917	—		—	722,921	202,938	12,200		1,360,976
Christal M.M. Mickle, M.A. (4)	2023	435,500	—		—	1,047,596	173,264	13,596	(13)	1,669,956
Former Interim Chief Executive Officer
R. LaDuane Clifton, MBA, CPA	2023	446,480	—		—	1,604,822	197,132	14,823	(14)	2,263,257
Chief Financial Officer, Secretary and Treasurer	2022	410,975	—		—	474,792	138,417	13,823		1,038,007
Joshua Schafer (5)	2023	452,333	100,000	(7)	—	1,049,397	200,535	13,200	(15)	1,814,465
Chief Commercial Officer and Executive Vice President, Business Development

(1)	Mr. McFarlane commenced employment with us on October 10, 2023.
(2)

Dr. Travis Mickle resigned from his role as the Company’s Chief Executive Officer on January 6, 2023. Dr. Travis Mickle served as the Company's President from January 6, 2023, until April 25, 2023. and was hired as a consultant effective April 25, 2023.

(3)	Mr. Pascoe served as the Company’s Chief Executive Officer from January 6, 2023, until June 1, 2023.
(4)	Ms. Christal Mickle served as the Company’s Interim Chief Executive Officer from June 1, 2023, until October 10, 2023.
(5)	Mr. Schafer commenced employment with us on January 6, 2023.
(6)

During 2023, Mr. McFarlane received the first installment of his signing bonus to assist with his move to the vicinity of the Company’s headquarters. Please refer to “Narrative to Summary Compensation Table—Employment Arrangements and Potential Payments upon Termination of Employment—Neil F. McFarlane” for further details.

(7)	The amount reflects a sign-on bonus paid to Mr. Schafer in connection with his commencement of employment. Please refer to “Narrative to Summary Compensation Table—Employment Arrangements and Potential Payments upon Termination of Employment—Joshua Schafer” for further details.
(8)

The amounts reflect the full grant date fair value for awards granted during 2023 and 2022. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note K to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. In accordance with the SEC rules, the amount reported herein for the performance-based restricted stock units (“PSUs”) granted to Dr. Travis Mickle ($2,204,788) is based upon the probable outcome of such conditions as of the grant date in accordance with ASC Topic 718. For Dr. Travis Mickle and Mr. Pascoe, the amounts reported in the Option Awards column include $354,085 and $1,026,288, respectively, which represents the incremental fair value attributable to modifications made to such individual’s equity awards pursuant to their respective transition agreements. Please refer to “Narrative to Summary Compensation Table—Employment Arrangements and Potential Payments upon Termination of Employment” for further details.

(9)

The amounts reflect non-equity incentive plan awards paid in 2024 and 2023 for performance during 2023 and 2022, respectively. Please refer to "Narrative to Summary Compensation Table - Short-Term Incentive Plan (Non-Equity Annual Bonus) Awards" for further details.

(10)

The amount represents 401(k) employer matching contributions ($4,733), travel reimbursements ($14,865), gross-up tax payments ($1,137) and legal fee reimbursements incurred in connection with the negotiation of his employment agreement ($20,000). Please refer to “Narrative to Summary Compensation Table—Employment Arrangements and Potential Payments upon Termination of Employment” for further details.

(11)

The amount represents 401(k) employer matching contributions ($10,000), cash severance payments ($498,740), COBRA premiums ($19,305) and consulting fees for his service as a consultant during 2023 ($320,000). Please refer to “Narrative to Summary Compensation Table—Employment Arrangements and Potential Payments upon Termination of Employment” for further details.

(12)

The amount represents 401(k) employer matching contributions ($9,867), cash severance payments ($357,592) and COBRA premiums ($12,066). Please refer to “Narrative to Summary Compensation Table—Employment Arrangements and Potential Payments upon Termination of Employment” for further details.

(13)

The amount represents 401(k) employer matching contributions ($13,200), and premiums we paid for life insurance policies ($396). Please refer to “Narrative to Summary Compensation Table—Employment Arrangements and Potential Payments upon Termination of Employment” for further details.

(14)

The amount represents 401(k) employer matching contributions ($13,200), premiums we paid for life insurance policies ($704) and gross-up tax payments ($919). Please refer to “Narrative to Summary Compensation Table—Employment Arrangements and Potential Payments upon Termination of Employment” for further details.

(15)

The amount represents 401(k) employer matching contributions ($13,200). Please refer to “Narrative to Summary Compensation Table—Employment Arrangements and Potential Payments upon Termination of Employment” for further details.

Narrative to 2023 Summary Compensation Table

We review compensation at least annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to the Company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives. The Compensation Committee has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

The primary elements of compensation for our named executive officers are base salary, annual cash bonuses and long-term, equity-based compensation awards. Our named executive officers also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis.

Annual Base Salary

Our named executive officers receive a base salary to compensate them for the satisfactory performance of duties to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Our named executive officers’ base salaries are reviewed periodically by our Compensation Committee, and adjustments may be made upon the approval of the Compensation Committee, in consultation with Mercer and management.

In connection with Mr. Pascoe’s appointment as the Company’s Chief Executive Officer on January 6, 2023, Mr. Pascoe’s annual base salary increased to $592,000. Effective June 1, 2023, the Compensation Committee approved an increase in Ms. Christal Mickle’s base salary to $512,000 while she served as the Company’s interim President and Chief Executive Officer, which was then reduced its previous level of $392,000 upon the appointment of Mr. McFarlane in October 2023.

Effective March 1, 2024, our Compensation Committee approved an increase in the annual base salary for Mr. Clifton, Ms. Christal Mickle and Mr. Schafer to $464,000, $408,000 and $479,000, respectively. Mr. McFarlane did not receive a base salary increase in March 2024.

Short-Term Incentive Plan (Non-Equity Annual Bonus) Awards

Our Board and Compensation Committee may make cash bonus and non-equity incentive plan awards in their discretion. For 2023, our named executive officers’ target annual cash bonuses (expressed as a percentage of annual base salary) were as follows:

Name	2023 Target Annual Bonus (% of Annual Base Salary)
Neil F. McFarlane	60
Travis Mickle, Ph.D.	50
Richard W. Pascoe	55
Christal M.M. Mickle, M.A.	40
R. LaDuane Clifton, MBA, CPA	40
Joshua Schafer	40

Our Compensation Committee generally determines annual bonuses for our named executive officers by multiplying (a) base salary, by (b) target cash bonus percentage, by (c) the level of achievement of corporate performance objectives. In addition, the Compensation Committee retains discretion to adjust annual bonuses as it determines to be appropriate to reflect company performance, individual performance or other factors that the committee believes to be appropriate.

Under the 2023 annual bonus plan, the Board approved performance objectives based on the achievement of specified development, regulatory and financial milestones which included (i) the resubmission of the Arimoclomol New Drug Application to the FDA, (ii) receipt of topline data from the Phase 2 trial for KP1077 for the treatment of Idiopathic Hypersomnia (“IH”), (iii) IND clearance for KP1077 in narcolepsy, (iv) completion of a Board-approved value-creating rare disease pipeline expansion, (v) an increase in the number of institutional investors, and (vi) attainment of financial performance goals in accordance with the Board-approved operating plan. For each of our named executive officers who was eligible to receive an annual bonus for 2023, their annual bonus payments were linked directly to the percentage completion toward the accomplishment of these corporate objectives.

In February 2024, our Compensation Committee approved annual cash bonus awards to Mr. McFarlane, Mr. Clifton, Ms. Christal Mickle and Mr. Schafer of $105,535, $197,132, $173,264, and $200,535, respectively, for their services in 2023. Mr. McFarlane’s annual bonus 2023 was pro-rated in recognition of his partial year of employment. These award amounts were in recognition for Mr. McFarlane’s, Mr. Clifton’s, Ms. Christal Mickle's and Mr. Schafer's performance during the indicated year based on corporate objectives and are reflected in the “Non-Equity Incentive Plan Awards” column of the Summary Compensation Table above for 2023. Dr. Travis Mickle and Mr. Pascoe ceased to be eligible to receive an annual cash bonus for 2023 following the termination of their employment with us.

Long-Term Incentives

Our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) and our 2023 Employment Inducement Award Plan (the “2023 Plan”) authorize us to make grants to eligible recipients of non-qualified stock options, incentive stock options and other stock-based awards. All of our awards granted in 2023 under these plans were in the form of stock options and restricted stock unit awards.

We typically grant stock options at the start of employment to each executive and our other employees. Additionally, the Compensation Committee may grant additional equity in its discretion to provide additional targeted grants in appropriate circumstances, such as in connection with an employee taking on a new role at the Company. Typically, our stock options vest in equal annual installments over a period of four years, subject to continued service. However, our Compensation Committee may, from time to time, construct alternate vesting schedules as it determines are appropriate to motivate particular employees. Additionally, stock options granted to our employees may be subject to accelerated vesting in certain circumstances, as described in the section titled “––Employment Arrangements and Potential Payments upon Termination of Employment.”

For employees who are not officers of the Company, we generally award stock options on the date the single-person non-officer stock award subcommittee of the Compensation Committee approves the grant. In 2015, the Compensation Committee formed a single-person non-officer stock award committee, currently composed of our chief executive officer, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock awards to employees who are not officers of the Company, provided that such grants are made in accordance with guidelines established by the Compensation Committee. If employees are officers of the Company we award stock options on the date the Compensation Committee approves the grant. We set the option exercise price as the last reported sale price of our common stock on the Nasdaq Stock Market on the date of grant.

We awarded stock options to our named executive officers during 2023 in the following amounts and with the vesting schedules indicated below. These options were granted with exercise prices equal to the fair market of our common stock on the date of grant, as determined by our Compensation Committee

Name	Number of Shares Subject to Options Granted
Neil F. McFarlane	600,000 (1)
Travis Mickle, Ph.D.	—
Richard W. Pascoe	700,000 (1)
Christal M.M. Mickle, M.A.	300,000 (1)
R. LaDuane Clifton, MBA, CPA	459,726 (1)
Joshua Schafer	300,000 (1)

(1)	The option award vests in equal annual installments over a period of four years, subject to continued service. Additionally, the option award will vest in full and become immediately exercisable upon a change of control of the Company or if the executive is terminated without cause or resigns for good reason (each as defined in the executive’s employment agreement, discussed under the section entitled “Employment Arrangements and Potential Payments upon Termination of Employment”.

In addition to the stock option grants described above, in 2023, we granted 547,945 PSUs to Dr. Travis Mickle under the 2014 Plan and 200,000 time-based restricted stock units (“RSUs”) to Mr. McFarlane under the 2023 Plan. The PSUs granted to Dr. Travis Mickle vest in full upon the Company’s achievement of a clinical and development milestone prior to December 31, 2024, subject to forfeiture upon certain disqualifying events. The RSUs granted to Mr. McFarlane vest in four equal annual installments, beginning on the first anniversary of Mr. McFarlane’s start date, subject to his continuous service to Company through each such vesting date.

Other Compensation

The amounts shown in the “All Other Compensation” column in the Summary Compensation Table consist of contributions to the 401(k) plan, tax gross-up payments associated with travel reimbursements that are generally available to all employees and premiums we paid for life insurance policies. We sponsor a 401(k) defined contribution plan in which our named executive officers may participate, subject to limits imposed by the Code, to the same extent as all of our other full-time employees. During 2023, we matched 100% of each eligible employee’s contributions up to 4% of total eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions, and our matching contribution is also immediately and fully vested when made. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Additionally, our named executive officers are eligible to participate in certain of our employee benefit plans and programs, including medical and dental benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

Employment Arrangements and Potential Payments upon Termination of Employment

Neil F. McFarlane

In October 2023, we entered into an employment agreement with Mr. McFarlane under which he serves as our President and Chief Executive Officer. Pursuant to the employment agreement, Mr. McFarlane is entitled to (i) an initial annual base salary of $700,000, (ii) an annual performance-based target bonus of 60% of his annual base salary, (iii) an initial award of an option to purchase 600,000 shares of the Company’s common stock and (iv) an initial award of RSUs covering 200,000 shares of the Company's common stock. The option and RSUs were granted to Mr. McFarlane under the 2023 Plan. In addition, Mr. McFarlane was entitled to receive reimbursement for commuting expenses (together with a tax gross-up related thereto), and a cash bonus of up to $350,000 to assist with his move to the Company’s headquarters (the “Relocation Bonus”), payable in two installments. The first installment of the Relocation Bonus was $200,000 and was paid shortly after the commencement of his employment.  The second installment of the Relocation Bonus, which is $150,000, is payable upon his move to within fifty (50) miles of the Company’s headquarters prior to the first anniversary of the commencement of his employment, which is October 10, 2024. The Relocation Bonus is subject to repayment if Mr. McFarlane resigns for any reason (other than for “good reason,” as defined in Mr. McFarlane’s employment agreement) or is terminated for “cause” (as defined in Mr. McFarlane’s employment agreement), in either case, within two years after the commencement of his employment. Mr. McFarlane was also entitled to reimbursement of legal fees of up to $20,000 in connection with the negotiation of his employment agreement.

Upon a termination of Mr. McFarlane’s employment without cause by the Company or resignation for good reason, Mr. McFarlane is entitled to receive (a) an amount of cash equal to 1.0 times annual base salary, (b) a pro-rated target annual bonus for the year in which termination occurs, (c) twelve months of Company paid COBRA continuation coverage, and (d) full vesting of his outstanding and unvested equity awards. However, if any such termination occurs within one month prior to or six months after a change in control, he will instead receive (a) an amount of cash equal to 1.5 times annual base salary, (b) a target annual bonus for the year in which termination occurs, (c) eighteen months of Company paid COBRA continuation coverage, and (d) full vesting of his outstanding and unvested equity awards. Upon Mr. McFarlane’s termination due to death or disability, Mr. McFarlane will receive a pro-rated target annual bonus. Mr. McFarlane is also subject to 12-month post-termination non-competition and non-solicitation restrictions.

Travis Mickle, Ph.D.

In connection with Dr. Travis Mickle’s resignation as the Company’s Chief Executive Officer on January 6, 2023, the Company entered into a transition agreement (the “Mickle Transition Agreement”) and a consulting agreement (the “Consulting Agreement”) with Dr. Travis Mickle.

Pursuant to the terms of the Mickle Transition Agreement, in exchange for his execution of a release of claims in the Company’s favor, Dr. Travis Mickle became entitled to receive severance payments and benefits consisting of (i) continued payment of his base salary for 18 months following the date on which Dr. Travis Mickle’s employment with the Company ended, which was April 25, 2023 (the “Mickle Separation Date”), (ii) up to 18 months of continued medical, dental and vision coverage pursuant to COBRA and (iii) a one-time, lump sum bonus payment equal to a pro rata amount of his annual performance-based target bonus for 2023. In addition, immediately prior to the Mickle Separation Date, all outstanding options to purchase the Company’s common stock held by Dr. Travis Mickle vested in full, and such accelerated vested options may be exercised through the later of (i) the 18-month anniversary of the date of the Mickle Transition Agreement and (ii) the date of the termination of the Consulting Agreement.

Pursuant to the terms of the Consulting Agreement, Dr. Travis Mickle agreed to provide consulting services until April 25, 2024. In exchange for such services, Dr. Travis Mickle receives consulting fees of $40,000 per month. In addition, Dr. Travis Mickle was granted 547,945 PSUs under the 2014 Plan, which will vest in full upon the timely achievement of a clinical and development milestone, subject to forfeiture upon certain disqualifying events.

Richard W. Pascoe

In connection with Mr. Pascoe’s appointment as the Company’s Chief Executive Officer on January 6, 2023, the Company and Mr. Pascoe entered into an amendment to his employment agreement, dated November 5, 2021 (the “Pascoe Amendment”). Pursuant to the Pascoe Amendment, (i) Mr. Pascoe’s annual base salary was increased to $592,000, (ii) his annual performance-based target bonus was increased to 55% of his annual base salary, and (iii) he became entitled to receive an option under the 2014 Plan to purchase 700,000 shares of the Company’s common stock.

Upon Mr. Pascoe’s resignation as the Company’s Chief Executive Officer on June 1, 2023, the Company entered into a transition agreement with Mr. Pascoe (the “Pascoe Transition Agreement”). Mr. Pascoe continued to earn his Chief Executive Officer base salary and participate in the Company’s benefit plans. Pursuant to the terms of the Pascoe Transition Agreement, following his execution of a release of claims in the Company’s favor, Mr. Pascoe became entitled to receive severance payments and benefits consisting of (i) continued payment of his base salary for 12 months following the date on which Mr. Pascoe’s employment with the Company ended, which was June 1, 2023 (the “Pascoe Separation Date”), (ii) up to 12 months of continued medical, dental and vision coverage pursuant to COBRA, (iii) an amount equal to Mr. Pascoe’s target annual bonus, pro-rated through the Pascoe Separation Date and (iv) accelerated vesting of his outstanding equity awards. In addition, the exercise period of vested options to purchase the Company’s common stock held by Mr. Pascoe were extended through the nine-month anniversary of the Pascoe Separation Date.

Christal M.M. Mickle, M.A.

In 2014, we entered into an employment agreement with Ms. Christal Mickle under which she serves as our Chief Development Officer (as amended, the “Mickle Agreement”). Pursuant to the Mickle Agreement, Ms. Christal Mickle is entitled to (i) an annual base salary and (ii) an annual performance-based bonus opportunity. Ms. Christal Mickle is also subject to 12-month post-termination non-competition and non-solicitation restrictions.

In the event that we terminate Ms. Christal Mickle without “cause” or she resigns for “good reason” (in each case, as defined in the Mickle Agreement), Ms. Christal Mickle will be entitled to receive (a) an amount equal to 12 months of her annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule, (b) a pro-rated target annual bonus for the year in which termination occurs, (c) twelve months of Company paid COBRA continuation coverage, and (d) full vesting of her outstanding and unvested equity awards, except that if such termination occurs within 60 days before, upon or within one year following a sale that constitutes a “change in control event” as defined in Section 409A of the Code then in lieu of the payment described in clause (a), Ms. Christal Mickle will be entitled to a lump sum payment equal to her annual base salary. In the event that we terminate Ms. Christal Mickle with cause, Ms. Christal Mickle resigns without good reason, or the employment is terminated due to mutual agreement, death or disability, then Ms. Christal Mickle will not be entitled to receive severance benefits. Additionally, under the terms of the Mickle Agreement, if we undergo a change of control, all then unvested and outstanding equity awards shall become fully vested and immediately exercisable immediately prior to such change in control.

In connection with Ms. Christal Mickle’s appointment as interim President and Chief Executive Officer on June 1, 2023, Zevra and Ms. Christal Mickle entered into a letter agreement pursuant to which she served as the Company’s interim Chief Executive Officer and President until a new Chief Executive Officer of the Company was appointed (which was October 10, 2023). During this transition period, she was paid at an annual rate of $512,000 while she served as interim President and Chief Executive Officer. Following the expiration of this transition period, the terms of Ms. Christal Mickle’s employment reverted to those terms as in effect immediately prior to her appointment as our interim President and Chief Executive Officer.

R. LaDuane Clifton, MBA, CPA

In 2015, we entered into an amended and restated employment agreement with Mr. Clifton under which he serves as our Chief Financial Officer (as amended, the “Clifton Agreement”). Pursuant to the Clifton Agreement, Mr. Clifton is entitled to (i) an annual base salary and (ii) an annual performance-based bonus opportunity. Mr. Clifton is also subject to 12-month post-termination non-competition and non-solicitation restrictions.

In the event that we terminate Mr. Clifton without “cause” or he resigns for “good reason” (in each case, as defined in the Clifton Agreement), Mr. Clifton will be entitled to receive (a) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule, (b) a pro-rated target annual bonus for the year in which termination occurs, (c) 12 months of Company paid COBRA continuation coverage and (d) full vesting of his outstanding equity awards, except that if such termination occurs upon or within one year following a sale that constitutes a “change in control event” as defined in Section 409A of the Code then in lieu of the payment described in clause (a) Mr. Clifton will be entitled to a lump sum payment equal to his annual base salary on the first regularly scheduled pay day immediately following the effective date of his termination. In the event that we terminate Mr. Clifton with cause, Mr. Clifton resigns without good reason, or the employment is terminated due to mutual agreement, death or disability, then Mr. Clifton will not be entitled to receive severance benefits. Under the terms of the Clifton Agreement, if we undergo a change of control, all then unvested and outstanding equity awards shall become fully vested and immediately exercisable immediately prior to such change in control.

Joshua Schafer

In January 2023, we entered into an employment agreement with Mr. Schafer under which he serves as our Chief Commercial Officer and Executive Vice President of Business Development (the “Schafer Agreement”). Pursuant to the Schafer Agreement, Mr. Schafer is entitled to (i) an initial annual base salary of $460,000, (ii) an annual performance-based target bonus of 40% of his annual base salary and (iii) an initial award of an option to purchase 300,000 shares of the Company’s common stock. In addition, Mr. Schafer was entitled to receive a cash signing bonus of $100,000 in connection with his commencement of employment (the “Signing Bonus”). The Signing Bonus was subject to repayment if Mr. Schafer resigned for any reason (other than for “good reason,” as defined in the Schafer Agreement) or was terminated for “cause” (as defined in the Schafer Agreement), in either case, within six months after the commencement of his employment.

Upon a termination of Mr. Schafer’s employment without cause by the Company or resignation for good reason, Mr. Schafer is entitled to receive (a) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule, (b) a pro-rated target annual bonus for the year in which termination occurs, (c) 12 months of Company paid COBRA continuation coverage, and (d) full vesting of his outstanding and unvested equity awards, except that if such termination occurs within one year following a sale that constitutes a “change in control event” as defined in Section 409A of the Code, then in lieu of the payment described in clause (a), Mr. Schafer will be entitled to a lump sum payment equal to 1.0 times his annual base salary. Upon Mr. Schafer’s termination due to death or disability, Mr. Schafer will receive a pro-rated target annual bonus. Mr. Schafer is also subject to 12-month post-termination non-competition and non-solicitation restrictions.

Outstanding Equity Awards at End of 2023

The following table provides information about outstanding stock options held by each of our named executive officers at December 31, 2023. All of these options were granted under our 2007 stock incentive plan (the “2007 Plan”), our 2014 Plan, or the 2023 Plan.

		Option Awards (1)					Stock Awards[1]
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Neil F. McFarlane	10/10/2023	—	600,000	(3)	4.75	10/09/2033
	10/10/2023						200,000	(4)	1,310,000
Travis Mickle, Ph. D. (5)	07/30/2014	1,666	—		93.60	07/29/2024	—		—
	09/04/2015	13,750	—		327.20	09/03/2025	—		—
	02/11/2016	9,375	—		201.92	02/10/2026	—		—
	01/27/2017	14,062	—		56.80	01/26/2027	—		—
	01/25/2018	14,062	—		88.00	01/24/2028	—		—
	02/06/2019	26,250	—		42.56	02/05/2029	—		—
	11/25/2019	2,250	—		8.26	11/24/2029	—		—
	02/05/2020	26,250	—		5.98	02/04/2030	—		—
	08/20/2021	263,743	—		9.06	08/19/2031	—		—
	02/01/2022	267,156	—		7.17	01/31/2032	—		—
	01/06/2023	—	—		—	—	—		—	547,945	(6)	3,589,040
Richard W. Pascoe (7)	08/25/2015	625	—		304.32	02/29/2024	—		—
	05/24/2016	625	—		96.80	02/29/2024	—		—
	05/23/2017	625	—		63.20	02/29/2024	—		—
	05/22/2018	937	—		97.60	02/29/2024	—		—
	04/24/2019	1,875	—		25.92	02/29/2024	—		—
	06/19/2020	1,875	—		4.34	02/29/2024	—		—
	06/17/2021	15,000	—		15.47	02/29/2024	—		—
	11/10/2021	100,000	—		9.10	02/29/2024	—		—
	02/01/2022	127,286	—		7.17	02/29/2024	—		—
	01/09/2023	700,000	—		4.54	02/29/2024	—		—
R. LaDuane Clifton, MBA, CPA	04/15/2015	1,333	—		176.00	04/01/2025
	06/25/2015	2,812	—		292.64	06/25/2025
	09/04/2015	937	—		327.20	09/03/2025
	02/11/2016	3,125	—		201.92	02/10/2026
	01/27/2017	4,687	—		56.80	01/26/2027
	01/25/2018	4,687	—		88.00	01/24/2028
	02/06/2019	10,000	—		42.56	02/05/2029
	11/25/2019	2,250	—		8.26	11/24/2029
	02/05/2020	10,000	—		5.98	02/04/2030
	08/20/2021	41,211	41,212 (3)		9.06	08/19/2031
	02/01/2022	20,871	62,615 (3)		7.17	01/31/2032
	01/09/2023	—	459,726(8)		4.54	01/08/2023
Christal M.M. Mickle, M.A.	07/09/2014	1,250	—		93.60	07/08/2024	—		—
	09/04/2015	1,562	—		327.20	09/03/2025	—		—
	02/11/2016	1,250	—		201.92	02/10/2026	—		—
	01/07/2017	1,875	—		56.80	01/06/2027	—		—
	01/25/2018	1.875	—		88.00	01/24/2028	—		—
	02/06/2019	3,750	—		42.56	02/05/2029	—		—
	11/25/2019	2,250	—		8.26	11/24/2029	—		—
	02/05/2030	3,750	—		5.98	02/04/2030	—		—
	08/20/2021	24,191	24,192	(3)	9.06	08/19/2031	—		—
	02/01/2022	12,523	37,569	(3)	7.17	01/31/2032	—		—
	01/09/2023	—	300,000	(8)	4.54	01/08/2033	—		—
Joshua Schafer	01/09/2023	—	300,000	(8)	4.54	01/08/2033	—		—

(1)

The option awards will vest in full and become immediately exercisable (i) in the event that the option holder is terminated by us without cause or resigns for good reason or (ii) immediately prior to any change in control of Zevra.

(2)	Market value calculated using the closing price per share of our common stock on December 29, 2023 (the last trading day of 2023) of $6.55.
(3)	The shares underlying the options vest in equal annual installments over a period of four years beginning on the first anniversary of the grant date, subject to continued service.
(4)

The RSUs vest in equal annual installments over a period of four years beginning on the first anniversary of the grant date, subject to continued service. The award may be subject to accelerated vesting, as described above in the section entitled “Employment Arrangements and Potential Payments upon Termination of Employment”.

(5)

In connection with his transition agreement, Dr. Travis Mickle received accelerated vesting of his then outstanding equity awards. Please see the section entitled “Employment Arrangements and Potential Payments upon Termination of Employment” for additional details.

(6)

The PSUs were granted to Dr. Travis Mickle in connection with his consulting agreement and vest upon the Company’s achievement of a clinical and development milestone prior to December 31, 2024, subject to Dr. Mickle’s continued service to the Company.

(7)

In connection with his transition agreement, Mr. Pascoe received accelerated vesting of his outstanding equity awards. Please see the section entitled “Employment Arrangements and Potential Payments upon Termination of Employment” for additional details.

(8)	The shares underlying the option vest in equal annual installments over a period of four years beginning on January 6, 2024 through January 6, 2027, subject to continued service.

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated bylaws provide that we will indemnify our directors to the fullest extent permitted by Delaware law, subject to certain conditions. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us, upon approval of the Board, to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her pursuant to our amended and restated bylaws. Our amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. Our Board has the power to delegate the determination of whether indemnification shall be given to any such officers or other persons in the Board’s discretion. We have entered into and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and, other than the securities litigation matter we previously disclosed under Part I, Item 3—Legal Proceedings in our Annual Report on Form 10-K, we are not aware of any threatened litigation that may result in claims for indemnification.

Rule 10b5-1 Sales Plans

Our directors and executive officers may from time to time adopt “Rule 10b5-1 trading arrangements” or “non-Rule 10b5-1 trading arrangements,” as each term is defined in Item 408(a) of Regulation S-K. Pursuant to such arrangements, they may contract with a broker to buy, sell, or otherwise trade in our securities, including shares our common stock, on a periodic basis. Our directors and executive officers also may buy, sell, or otherwise trade in our securities outside of a “Rule 10b5-1 trading arrangement” or a “non-Rule 10b5-1 trading arrangement,” when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Clawback Policy

In 2023, we adopted a compensation recovery, or “clawback,” policy (the “Clawback Policy”) in accordance with the Nasdaq listing standards and Exchange Act Rule 10D-1. Under the Clawback Policy, which applies to the Company’s current and former executive officers (as defined under Exchange Act Rule 10D-1), the Company is required to recoup the amount of any erroneously awarded compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. The Clawback Policy is overseen and administered by the Compensation Committee. The full text of the Clawback Policy was included as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024.

Pay Versus Performance

In accordance with the SEC’s disclosure requirements regarding pay versus performance, or PVP, this section presents the SEC-defined “Compensation Actually Paid,” or CAP. Also required by the SEC, this section compares CAP to various measures used to gauge our performance. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in the overview of the executive compensation program, not in replacement.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our named executive officers for each of the fiscal years ended December 31, 2023, 2022 and 2021, and our financial performance for each such fiscal year:

											Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO ($)(1)	Compensation Actually Paid to Current PEO ($)(1)	Summary Compensation Table Total for Travis Mickle, Ph.D. ($)(2)	Compensation Actually Paid to Travis Mickle, Ph.D. ($)(2)	Summary Compensation Table Total for Richard W. Pascoe ($)(3)	Compensation Actually Paid to Richard W. Pascoe ($)(3)	Summary Compensation Table Total for Christal M.M. Mickle ($)(4)	Compensation Actually Paid to Christal M.M. Mickle ($)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)(5)	Total Shareholder Return ($)	Net Income ($)
2023	3,445,231	4,975,770	3,593,438	4,385,998	4,122,558	3,308,589	1,669,956	2,211,127	2,039,861	2,724,999	58.48	(46,049,000)
2022	—	—	2,400,356	1,349,703	—	—	—	—	1,199,492	1,106,040	40.98	(41,543,000)
2021	—	—	2,657,059	2,808,110	—	—	—	—	953,616	989,957	77.77	(8,555,000)

(1) Mr. McFarlane became our Chief Executive Officer on October 10, 2023.

(2) Dr. Travis Mickle served as the Company’s Chief Executive Officer in 2021, 2022 and from January 1, 2023 until January 6, 2023.

(3) Mr. Pascoe served as the Company’s Chief Executive Officer from January 6, 2023, until June 1, 2023. As noted below, Mr. Pascoe also served as a non-PEO NEO during 2022 and 2021, and his compensation for those years is reflected in the columns entitled “Average Summary Compensation Table Total for Non-PEO NEOs” and “Average Compensation Actually Paid to Non-PEO NEOs.”

(4) Ms. Christal Mickle served as the Company’s Interim Chief Executive Officer from June 1, 2023, until October 10, 2023.

(5) Amounts represent the average compensation actually paid to our remaining named executive officers for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year.

Year	Non-PEO NEOs
2023	R. LaDuane Clifton, MBA, CPA and Joshua Schafer
2022	Richard W. Pascoe and R. LaDuane Clifton, MBA, CPA
2021	Richard W. Pascoe, Sven Guenther, Ph.D. and R. LaDuane Clifton, MBA, CPA

	2023
Adjustments	Current PEO	Travis C. Mickle, Ph.D.	Richard W. Pascoe	Christal M.M. Mickle	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(2,941,461)	(2,558,873)	(3,469,457)	(1,047,596)	(1,327,110)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	4,472,000	3,589,040	—	1,590,000	2,013,274
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	2,814,000	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	—	—	—	13,320	11,795
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	—	(237,607)	(158,512)	(14,553)	(11,821)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—
TOTAL ADJUSTMENTS	1,530,539	792,560	(813,969)	541,171	686,138

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEOs and the average of the compensation actually paid to our remaining named executive officers, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended December 31, 2023, 2022 and 2021. TSR amounts reported in the graph assume an initial fixed investment of $100.

DIRECTOR COMPENSATION

Our Compensation Committee has adopted a non-employee director compensation policy, which provides for cash stipends to be paid to each of our nonemployee directors for service on the Board and for service on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These stipends are payable in four equal quarterly installments on the last day of each quarter. The cash stipends payable under this policy were initially as follows for 2023:

	Member Annual Service Stipend ($)	Chairman Additional Annual Service Stipend ($)
Board of Directors	40,000	15,000
Audit Committee	7,500	15,000
Compensation Committee	5,000	10,000
Nominating and Corporate Governance Committee	5,000	7,500
Lead independent director*	15,000	—

Additionally, under this policy, each non-employee director who continues to serve as a non-employee member of our Board, following the annual meeting of our stockholders is eligible to receive an option to purchase 15,000 shares of our common stock at an exercise price equal to the last reported sale price of our common stock on The Nasdaq Stock Market on the date of grant. These stock options will vest and become exercisable in full on the earliest of (i) the first anniversary of the grant date, (ii) the day before the first annual stockholders meeting occurring after the grant date or (iii) immediately prior to a change in control of the Company, subject in each case to the director’s continued service on such vesting date.

Following the annual non-employee director compensation policy reviews undertaken by the Board, and based upon the recommendation of the Compensation Committee after consultation with Mercer, the Board elected to revise the policy, effective February 15, 2023. The table below summarizes cash compensation to be paid under the policy as amended effective February 15, 2023. Additionally, the Board revised the policy to increase the number of shares subject to the option to be granted annually under the policy from 15,000 to 39,200 (or, for the Chairman of the Board, 49,200).

	Member Annual Service Stipend ($)	Chairman Additional Annual Service Stipend ($)
Board of Directors	40,000	75,000
Audit Committee	9,000	22,500
Compensation Committee	7,000	15,000
Nominating and Corporate Governance Committee	5,000	12,500
Lead independent director*	15,000	—

* If one is appointed.

Effective May 3, 2023, the Board further amended the non-employee director compensation policy. In addition to the above, upon the commencement of a non-employee director’s initial term of service to the Board, such individual will automatically be granted a stock option covering 1.5x the number of shares covering the annual grants to non-employee directors. The initial grants will vest and become exercisable in three equal installments on the date that is one day prior to the date of the first three annual meeting of stockholders following the date of grant, subject accelerated vesting upon a change in control of the Company (and in each case, subject to continued service on the Board).

2023 Director Compensation Table

The following table sets forth information regarding compensation earned for service on our Board during 2023 by our non-employee directors. Mr. McFarlane, our President and Chief Executive Officer, was also a director during 2023 but did not receive any additional compensation for his service as a director. Mr. McFarlane’s compensation as an executive officer is set forth above under “Executive Compensation—Summary Compensation Table.” Mr. Pascoe, our former Executive Chairman and Chief Executive Officer, and Dr. Travis Mickle, our former President and Chief Executive Officer, were also directors during 2023 but did not receive any additional compensation for their services on our Board. Mr. Pascoe and Dr. Travis Mickle's compensation as executive officers is set forth above under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Total ($)
Matthew R. Plooster	53,768	206,419	260,187
Christopher A. Posner	17,846	—	17,846
Joseph B. Saluri	44,522	164,464	208,986
David S. Tierney, M.D.	16,571	—	16,571
Thomas D. Anderson	23,791	219,244	243,035
John B. Bode	41,598	222,710	264,308
Douglas W. Calder	35,308	222,710	258,018
Wendy Dixon, Ph.D.	40,604	233,396	274,000
Tamara A. Favorito	121,882	202,507	324,389
Corey Watton	37,956	222,710	260,666

(1)

This column reflects the full grant date fair value for options granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note K to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. See the table below for the number of option awards outstanding as of December 31, 2023.

The table below shows the aggregate number of option awards outstanding for each of our non-employee directors as of December 31, 2023:

Name	Aggregate Option Awards Outstanding (#)
Matthew R. Plooster	86,512(1)
Christopher A. Posner	—
Joseph B. Saluri	75,762(1)
David S. Tierney, M.D.	37,020(1)
Thomas D. Anderson	58,800(2)
John B. Bode	58,800(2)
Douglas W. Calder	58,800(2)
Wendy Dixon, Ph.D.	58,800(2)
Tamara A. Favorito	86,700(3)
Corey Watton	58,800(2)

(1)	As of December 31, 2023, all shares underlying these options were vested.
(2)

The shares underlying these options will vest in equal annual installments over a period of three years beginning one day prior to the date of the first annual meeting of stockholders following the day of grant and continuing for the next two annual meeting of stockholders, such that the option will be fully vested one day prior to the date of the third annual meeting of the stockholders following the day of the grant, subject to continued service.

(3)

As of December 31, 2023, 30,000 shares underlying these options were vested. Of the remaining shares underlying these options, (a) 7,500 will best on August 18, 2024, (b) 39,200 will vest on the earlier of (i) April 25, 2024, or (ii) one day prior to the date of the Annual Meeting, and (c) 10,000 shares underlying these options will vest on the earlier of (i) May 30, 2024, or (ii) one day prior to the Annual Meeting, subject to continued service.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY COMPENSATION PLANS

The following table provides information with respect to all of our equity compensation plans in effect as of December 31, 2023. Information is included for the 2007 Plan, the 2014 Plan, the 2023 Plan and the 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders	6,903,142	(1)	$9.00	2,689,057	(2)
Equity compensation plans not approved by security holders(3)	1,120,000		$4.68	380,000
Total	8,023,142			3,069,057

(1)	Includes (i) options to purchase a total of 5,182 shares of our common stock under the 2007 Plan and (ii) options to purchase a total of 6,897,960 shares of common stock under the 2014 Plan.
(2)

Consists of 1,348,885 shares of common stock reserved for issuance under the 2014 Plan and 1,340,172 shares of common stock reserved for issuance under the 2021 ESPP. The number of shares of our common stock reserved for issuance under the 2014 Plan will automatically increase each year on January 1 from January 1, 2016, continuing through January 1, 2031, by (i) 4.0% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or (ii) a lesser number of shares determined by our Board. Pursuant to the terms of the 2014 Plan, an additional 1,661,386 shares of common stock were added to the number of shares reserved for issuance under the 2014 Plan, effective January 1, 2024.

(3)

Consists of the 2023 Plan. For a summary of the 2023 Plan, see Note K to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have a related person transaction policy in writing that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Certain Transactions

The following are certain transactions, arrangements and relationships with persons who are, or were during the period beginning January 1, 2022, our directors, executive officers or stockholders owning 5% or more of our outstanding common shares.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board.

In addition, we have entered into indemnification agreements with our directors and executive officers. For more information regarding these agreements, see “Executive Compensation—Limitations on Liability and Indemnification Matters.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, we and a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials, or other Annual Meeting materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from us or your broker that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker or Zevra. Direct your written request to Zevra Therapeutics, Inc., 1180 Celebration Blvd. Suite 103, Celebration, FL 34747, Attn: Corporate Secretary or contact Timothy Sangiovanni, Senior Vice President, Corporate Controller, at (321) 939-3416. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials or other Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ R. LaDuane Clifton
R. LaDuane Clifton, MBA, CPA
Chief Financial Officer, Secretary and Treasurer

April 3, 2024

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, is available without charge upon written request to Zevra Therapeutics, Inc., 1180 Celebration Blvd., Suite 103, Celebration, FL, 34747 Attn: Corporate Secretary.

ANNEX A

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

Zevra Therapeutics, Inc.

Amended and Restated 2014 Equity Incentive Plan

Originally Adopted by the Board of Directors: November 7, 2014

Originally Approved by the Stockholders: April 1, 2015

Original Effective Date: April 15, 2015
Amended and Restated by the Board of Directors: February 22, 2024

Approved by the Stockholders: [_____], 2024

1. General.

(a) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock. This Plan constitutes an amendment and restatement of the Company’s Amended and Restated 2014 Equity Incentive Plan, as it was amended and restated effective April 29, 2021 (the “Existing Plan”). In the event that the Company’s stockholders do not approve this Plan, Awards granted under the Existing Plan will continue to be subject to the terms and conditions of the Existing Plan as in effect immediately prior to the date this Plan is approved by the Board.

2. Administration.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash award and/or (6) award of other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee, meeting such requirements to the extent necessary for such exemption to remain available.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. Shares Subject to the Plan.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed (A) 14,985,108 shares of Common Stock, which amount is inclusive of the number of shares of Common Stock issued or transferred pursuant to Awards under the Existing Plan and (B) the number of shares, if any, subject to outstanding stock awards granted under the Existing Plan that, from and after the Amendment Date, (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a stock award (collectively the “Share Reserve”). In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2025, and ending on (and including) January 1, 2034, in an amount equal to 4.0% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 19,600,000 shares of Common Stock.

(d) Non-Employee Director Compensation Limitation. In addition, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year). Consulting fees or other compensation the Company or any of its Subsidiaries may pay or provide to any non-employee director for services in addition to the services normally performed by a non-employee director shall not be included in calculating such limits. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. Eligibility.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5. Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. Provisions of Stock Awards other than Options and SARs.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee or the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee or the Board, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. Covenants of the Company.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction or extension, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company or any subsidiary may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the amount of tax required to be withheld by law based on the minimum statutory withholding rates (or such other rate, not to exceed the maximum statutory withholding rate, as may be determined by the Company after considering any accounting consequences or costs); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of the Award or upon the receipt or sale of any shares of Common Stock underlying the Award) granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law (including, without limitation, the Company’s Policy for Recovery of Erroneously Awarded Compensation). In addition, the Board may impose such other clawback, recovery or recoupment provisions, including in an Award Agreement, as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9. Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. Plan Term; Earlier Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan (as amended and restated) is adopted by the Board or (ii) the date the Plan (as amended and restated) is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. For the avoidance of doubt, any Awards granted prior to the Amendment Date shall remain subject to the terms of the Award Agreement governing such Award, and the effectiveness of this Plan shall not constitute an amendment of such Award Agreement.

11. Effective Date of the Plan.

The Plan, as amended and restated, shall become effective on the Amendment Date. In the event that the Company’s shareholders do not approve this Plan, Awards granted under the Existing Plan will continue to be subject to the terms and conditions of the Existing Plan as in effect immediately prior to the date this Plan is approved by the Board.

12. Choice of Law.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.

13. Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Amendment Date” means the date on which the Plan, as amended and restated, is approved by the Board, subject to approval of this Plan by the Company’s stockholders.

(c)“ Award” means a Stock Award or a Performance Cash Award.

(d)“ Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e)“ Board” means the Board of Directors of the Company.

(f)“ Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Amendment Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)“ Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i)“ Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(j)“ Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l) “Common Stock” means, as of the Amendment Date, the common stock of the Company.

(m) “Company” means Zevra Therapeutics, Inc., a Delaware corporation.

(n)“ Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o)“ Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service ; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p)“ Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(q)“ Director” means a member of the Board.

(r)“ Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s)“ Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)“ Entity” means a corporation, partnership, limited liability company or other entity.

(u)“ Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)“ Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Amendment Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w)“ Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x)“ Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y)“ Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z)“ Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa)“ Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb)“ Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc)“ Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd)“ Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee)“ Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff)“ Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg)“ Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh)“ Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii)“ Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(jj)“ Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) the number of customers, including but not limited to customers users; (xxxix) employee retention; (xl) pre-clinical development related compound goals; (xli) financing; (xlii) regulatory milestones, including approval of a compound; (xliii) stockholder liquidity; (xliv) corporate governance and compliance; (xlv) product commercialization; (xlvi) intellectual property; (xlvii) personnel matters; (xlviii) progress of internal research or clinical programs; (xlix) progress of partnered programs; (l) implementation or completion of projects and processes; (li) partner satisfaction; (lii) budget management; (liii) clinical achievements; (liv) completing phases of a clinical study (including the treatment phase); (lv) announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; (lvi) timely completion of clinical trials; (lvii) submission of INDs and NDAs and other regulatory achievements; (lviii) partner or collaborator achievements; (lix) internal controls, including those related to the Sarbanes-Oxley Act of 2002; (lx) research progress, including the development of programs; (lxi) investor relations, analysts and communication; (lxii) manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); (lxiii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; (lxiv) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); (lxv) supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); (lxvi) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; and (lxvii) and other measures of performance selected by the Board.

(kk)“ Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles, (12) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the Food and Drug Administration or any other regulatory body and (13) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(ll)“ Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm)“ Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(nn)“ Plan” means this Amended and Restated Zevra Therapeutics, Inc. 2014 Equity Incentive Plan, as it may be amended and/or restated from time to time.

(oo)“ Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp)“ Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(qq)“ Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr)“ Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(ss)“ Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(tt)“ Securities Act” means the Securities Act of 1933, as amended.

(uu)“ Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(vv)“ Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(ww)“ Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(xx)“ Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(yy)“ Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(zz)“ Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate.

ZEVRA THERAPEUTICS

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2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3, and 4.

+

1. Election of Directors:

Nominee	For	Withhold
01 - Thomas D. Anderson	☐	☐
02 - Neil F. McFarlane	☐	☐
03 - Alvin Shih, M.D.	☐	☐

☐ **Mark here to vote FOR all nominees**

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B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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03YW0D

2024 Annual Meeting of Stockholders of Zevra Therapeutics, Inc.

The 2024 Annual Meeting of Stockholders of Zevra Therapeutics, Inc. will be held on Monday, May 13, 2024, at 9:00 am EST, virtually via the Internet at meetnow.global/M2S695X

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/ZVRA

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Zevra Therapeutics, Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2024

Neil F. McFarlane and R. LaDuane Clifton, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2024 Annual Meeting of Stockholders of Zevra Therapeutics, Inc. to be held on May 13, 2024 or at any postponement, continuation or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" all the nominees listed in Proposal 1 and "FOR" Proposals 2, 3, and 4.

In their discretion, the Proxies are authorized to vote upon such other business that the Board of Directors did not know would be presented at the meeting by a reasonable time before a proxy solicitation was made, or as may properly come before the meeting or any postponement, continuation or adjournment thereof.

(Items to be voted appear on reverse side)

C Non-Voting Items

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